PDR LEASE
For the Premises at

340 Bryant Street
San Francisco, California
between
140 PARTNERS, L.P.
and
SKULLCANDY, INC.

PDR Lease	1

Special Lease Terms	1

Basic Lease Terms	10

1.	Delivery of Premises; Acceptance of Premises; Right of First Offer to Expand 10

2.	Term 11

3.	Rent 11

4.	Pass-Through Expenses Payable as Additional Rent 11

5.	Permitted Use 14

6.	Compliance with Laws; ADA 15

7.	Option to Extend 16

8.	Utilities and Services 18

9.	Improvements and Alterations; Liens; Tenant Improvement Allowance; Test-Fit Allowance 18

10.	Insurance; Waiver of Subrogation 21

11.	Damage or Destruction 23

12.	Security Deposit 24

13.	Assignments and Subletting 24

14.	Rules 26

15.	Control of Appearance, Signs, and Advertising Media 26

16.	Repairs and Maintenance 26

17.	Property Protection 27

18.	Environmental Compliance 27

19.	Landlord’s Access to Premises 29

20.	Indemnity 30

21.	Abandonment 31

22.	Conveyance by Landlord 31

23.	Condemnation 32

24.	Default; Remedies 32

25.	Subordination and Estoppel Certificates 35

26.	Holding Over and Surrender 36

27.	Commissions 37

28.	True Lease 37

29	Intentionally Deleted 38

30	Notices 38

31	No Third Party Beneficiaries 38

32	Force Majeure 38

33	No Merger 38

34	Characterization of Relationship 38

35	Limitation of Landlord’s Liability 38

36	No Offer 38

37	Signage 39

38	Easements 39

39	Quiet Enjoyment 39

40	Security System 39

41	General 39

Signatures	41

EXHIBIT A	-- Premises Floor Plans

EXHIBIT B-1	-- Tenant’s Space Plan

EXHIBIT B-2	-- Landlord’s Work

EXHIBIT C	-- Signage

EXHIBIT D	-- Rules and Regulations

ATTACHMENT A	-- Exclusions from term “operating expenses”

ATTACHMENT B --	Form of Estoppel Certificate
ATTACHMENT C -- Form of Subordination, Non-Disturbance and Attornment Agreement
ATTACHMENT D -- DISABILITY ACCESS OBLIGATIONS UNDER SAN FRANCISCO ADMINISTRATIVE CODE CHAPTER 38
PDR LEASE
This PDR Lease (this “Lease”) is made as of the _____ day of _______________, 2015, in the City and County of San Francisco, California by and between 140 Partners, L.P., a California limited partnership (“Landlord”), and the person named below as “Tenant,” effective as of the date set forth below (the “Effective Date”). Under the terms, covenants, and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant leases from Landlord, the real property described below as the Premises. This Lease consists of the Special Lease Terms, Basic Lease Terms, and any Exhibits.
SPECIAL LEASE TERMS

A.	Landlord:	140 Partners, L.P., a California limited partnership, or such other party to whom this Lease is assigned.
B.	Landlord Address:	Landlord’s address initially shall be: 140 Partners, L.P. c/o Group I. ATTN: Property Manager 500 Sansome Street, Suite 750 San Francisco, CA 94111
C.	Tenant:	Skullcandy, Inc., a Delaware corporation.
D.	Tenant Address:
Prior to the Commencement Date, Tenant’s address shall be:

655 4th Street
San Francisco, CA 94107
Attn: Jordan Reiss

After the Commencement Date, Tenant’s address shall be at the Premises, Attn: Jordan Reiss.

E.	Premises:
The entire ground floor of 340 Bryant Street, San Francisco, California, deemed to be approximately 14,597 rentable square feet (“RSF”), as shown on EXHIBIT A. The building in which the Premises are located is referred to in this Lease as the “Building.”

F.	Method of Measurement:
The RSF of the Premises and Building shall be calculated in accordance with modified Building Owners and Managers Association (“BOMA”) Standard for the measurement of commercial office space (ANSI/BOMA Z65.1 2010). Neither Landlord nor Tenant shall have the right to re-measure the Premises during the Lease Term. The load factor for the Premises is 1.9%.

G.	Commencement Date:	April 1, 2016.
H.	Lease Term:	Seven (7) years commencing on the Commencement Date and ending on the date which is the last day of the eighty-fourth (84th) month following the Commencement Date (the “Expiration Date”).
I.	Monthly Rent:
$44.00 per RSF per year for the first year of the Lease Term, on a modified gross basis as provided in the chart below. Monthly Rent shall be increased by three percent (3.0%) per RSF per year on each anniversary of the Commencement Date. The following schedule set forth Monthly Rent for each month of the Lease Term:

* As used herein, the term “Lease Month” shall mean each calendar month during the Lease Term. Tenant shall be entitled to one full month of free Monthly Rent, and no Monthly Rent is due or payable during Lease Month 1.

J.	Prepaid Rent:
$53,522.33, which represents Monthly Rent for the second month of the Lease Term, payable upon execution of this Lease, which shall be refunded to Tenant within 15 days if the Contingencies listed in Paragraph S are not satisfied or waived by their respective deadlines, resulting in a termination of this lease at the Tenant's option.

K.	Additional Rent:
Beginning on January 1, 2017, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of the operating expenses and direct taxes in excess of the operating expenses and direct taxes incurred by Landlord during the Base Year as provided in Sections 4 and 8 and, beginning on the Commencement Date, Tenant shall pay to Landlord the direct cost of utilities, janitorial service and trash collection expenses allocated to the Premises (collectively Tenant’s Share of the operating expenses and direct taxes in excess of the operating expenses and direct taxes incurred by Landlord during the Base Year and the direct cost of utilities, janitorial service and trash collection expenses allocated to the Premises are the “Additional Rent”).

The “Base Year” under this Lease is calendar year 2016, from January 1, 2016 through December 31, 2016, based on a 100% occupied Building. “Tenant’s Share” is 23%.

L.	Security Deposit:	$175,763.52, which represents three (3) months’ effective Monthly Rent, payable upon execution of this Lease.
M.	Landlord’s Work	“Landlord’s Work” shall refer to all core and shell construction work shown on the plans and specifications listed on EXHIBIT B-2.
N.	Substantial Completion:
“Substantial Completion” of Landlord’s Work means that Landlord has caused Landlord’s Work to be completed in good and workmanlike manner in accordance with all applicable Laws (as defined in Section 6.1), subject only to the correction or completion of “punch list” items, which items shall be limited to minor items of incomplete or defective work or materials or mechanical maladjustments that are of such a nature that the lack of completion does not materially interfere with or impair Tenant’s access to or use of the Premises for Tenant’s business.

O.	Tenant Improvement Allowance
Landlord shall contribute a Tenant Improvement Allowance of not more than $583,880.00 ($40.00 per RSF), in accordance with the provisions set forth in Section 9.3; provided, however, the Tenant Improvement Allowance actually paid to Tenant shall be reduced by three percent (3%) as Landlord’s construction management fee. The Tenant Improvement Allowance shall cover costs for the construction, architectural fees, consulting fees, engineering services, mechanical and electrical services, construction management, and building permits associated with Tenant’s initial build-out of the Premises (collectively, the “Initial Tenant Improvements”)

Landlord, at Landlord’s sole cost has completed a space plan attached hereto as Exhibit B-1 and has requested and received a written indication from the San Francisco Planning Department that Tenant’s proposed use as shown in the space plan as reflected in Exhibit B-1 conforms to PDR use pursuant to the Planning Code (sometimes referred to as the Zoning Code). Tenant has approved the space plan and shall, at Tenant’s sole cost and expense, hire its own architects, engineers, and consultants to complete the plans necessary to obtain a building permit for Tenant’s Improvements.

P.	Test-Fit Allowance/ Permit Planning:	$2,189.50 ($0.15) per RSF in accordance with the provisions set forth in Section 9.4.
Q.	Permitted Use:	PDR (Production, Distribution, and Repair) uses. Tenant acknowledges that the ground floor of the Building is zoned for PDR use.
R.	Option to Extend:
Provided that Tenant is not then in default beyond the expiration of any applicable notice and cure periods under this Lease at the time Tenant proposes to exercise its option rights, Tenant shall have one (1) five (5) year option to extend the term of this Lease at 100% of Fair Market Rent pursuant to the provisions in Section 7. This Option to Extend is personal to Tenant and may not be transferred or assigned.

S.	Delivery of Premises:
Failure by Landlord to meet any of the following deadline below shall grant to Tenant the option to terminate this Lease:
Construction Completion Date; Delays. Landlord shall deliver the Premises on or before January 1, 2016, in shell condition ready for Tenant’s Improvements, upon Landlord’s Substantial Completion of Landlord’s Work as described in EXHIBIT B-2 to this Lease. Landlord shall work diligently to complete Landlord’s Work and deliver the Premises for Tenant’s occupancy on the Commencement Date; however, the nature and scope of Landlord’s Work may take substantially longer and Tenant agrees to postpone occupancy of the Premises until Substantial Completion of Landlord’s Work. In the event that, Substantial Completion of Landlord’s Work is incomplete, or Landlord is unwilling or unable to deliver the Premises for Tenant’s Improvements on January 1, 2016, then for each day delivery is delayed, Tenant shall be credited for two days of Monthly Rent, until delivery is made. If Landlord is unwilling or unable to deliver possession of the Premises to Tenant by February 1, 2016 for any reason, Tenant shall have the option to terminate the Lease, without default, breach or penalty.

T.	Early Access:
Tenant shall have the right to enter the Premises for the purposes of constructing its Improvements upon delivery of the Premises, provided that Tenant obtains all necessary permits and Tenant’s early access does not interfere with Landlord’s Work. Tenant shall not be charged for freight elevators, security, and temporary HVAC prior to the Commencement Date. Tenant shall notify Landlord at least ten (10) days in advance of commencement of work in the Premises.

U.	Signage:
Landlord shall provide Building standard identification in the lobby directory at no charge to Tenant. Subject to Building Standards, Landlord’s reasonable approval, the provisions of Sections 15 and 37, and all applicable Laws (as defined in Section 6.1), Tenant, at Tenant’s sole cost and expense, shall have the right to custom signage on the ground floor of the Building and the right at Tenant’s sole cost and expense to one exterior sign as depicted in EXHIBIT C on the front of the Building, providing such sign is permissible under Landlord’s signage guidelines and is legally permissible subject to any City and County of San Francisco laws, rules, regulations, and approvals. Tenant shall be responsible for all costs of design, installation, maintenance, and removal of the exterior signage and repair of the Building after the exterior signage is removed, if necessary.

V.	Freight Elevators/Loading:
Subject to prior scheduling, upon notice at least five business days prior to the requested use, Landlord shall make available to Tenant all freight elevators and loading servicing Tenant’s floors at all times during and after normal business hours, at no charge. As used herein, “normal business hours” shall mean 8:00 a.m. to 6:00 p.m. Monday through Friday, excluding national holidays.

W.	Building Security System:
As described in this section, Landlord shall provide security system and procedures for the Building consistent with other similar projects in the South of Market submarket.

Landlord shall have the right to lock the main entry door of the Building and control elevator access at any time of day, or day of week, in order to maintain the security of the Building. Notwithstanding the foregoing, Tenant will be provided with access codes and/or FOB keys to enter the Building and operate the elevator during all times, i.e., Tenant, its permitted subtenants and their employees, licensees and guests, shall have access to the Premises at all times, twenty-four (24) hours per day, every day of the year, subject to such after-normal business hour security procedures as Landlord may require.

Tenant shall have the right, at Tenant’s sole cost and expense, to install its own security system (which may be a card system) in the Premises and/or provide Tenant’s own security system, which shall be compatible with Landlord’s existing Building security system, in accordance with the provisions of Section 40 and subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned, or delayed.

X.	Roof Deck:
Landlord shall, at its cost, construct a roof deck the use of which shall be subject to the rules of use reasonably established and uniformly applied by Landlord. The northern portion of the roof deck shall be designated for Tenant’s non-exclusive use and shall be included in the Common Areas. Subject to requirements of governmental entities, Landlord shall not reduce the area of the roof deck without the consent of Tenant, which shall not be unreasonably withheld. Tenant shall not use the southern portion of the roof deck, which shall be designated for use solely by another tenant of the Building; provided, however, that in the event of fire or other emergency, all tenants and occupants of the Building shall have the right to use the southern portion of the roof deck without charge for access to the staircase leading from the southern portion of the roof deck to the street. Such southern portion of the roof shall not be included in Common Areas. Landlord shall be responsible for maintaining the roof deck; provided, however, that the maintenance costs of only the northern portion of the roof deck shall be included as part of operating expenses. Tenant shall not make or install any alterations, improvements, or additions to the roof deck without Landlord’s consent, which consent may be granted or withheld for any reason in Landlord’s sole and absolute discretion.

Y.	Outdoor Patio:
Landlord shall, at its cost, construct an outdoor patio on the Bryant Street side of the Building pending Caltrans’ approval, which construction may be completed after the Commencement Date. Upon completion of construction, the outdoor patio shall be designated for Tenant’s exclusive use and shall be included in and part of the Premises, and Tenant shall be responsible for maintaining the outdoor patio. If Tenant fails to reasonably maintain the outdoor patio and such failure shall persist for five (5) business days after written notice of the need for such maintenance is given by Landlord to Tenant and unless Tenant has commenced such maintenance during such period and is diligently pursing same, Landlord may (but shall not be required to) perform such maintenance, and Tenant shall reimburse Landlord the actual costs and expenses of such maintenance, as Additional Rent, within thirty (30) days of receipt of invoice. Tenant shall not make or install any alterations, improvements, or additions to the outdoor patio without Landlord’s consent, which consent shall be granted or withheld for any reason in Landlord’s sole and absolute discretion.

Z.	Parking:
The parking surrounding the Building is state-owned and on a first-come, first-serve basis. To the extent Landlord can control any parking adjacent to the Building, Tenant shall have the rights to its pro-rata number of spaces associated with the Building, at a market-rate monthly parking rent, to be determined. Landlord provides no representation or warranty concerning the availability of any parking to Tenant.

AA.	Common Areas:
The term “Common Areas” means all areas and facilities outside the Premises that are provided and designated by Landlord for general use and convenience of Tenant and other of Landlord’s lessees and their respective personnel, agents, representatives, customers, and invitees. Common Areas include, but are not limited to, elevators, bicycle storage area, foyers, stairways, corridors, northern portion of the roof deck, lounge, ground-floor shower rooms for the use of all tenants within the Building, and all common utility and communication closets, risers, chases and conduits.

The maintenance (including repairs) and operation of the Common Areas is the responsibility of Landlord. The manner in which such Common Areas shall be maintained, and the expenditures for maintenance, shall be at the sole discretion of Landlord and the use of such Common Areas shall be subject to such regulations and changes as Landlord shall make from time to time, provided that Landlord shall at a minimum, ensure Landlord will maintain the Common Areas in good condition pursuant to commercially reasonable efforts to maintain the same, consistent with other similar projects in the South of Market submarket. Without limiting the generality of the preceding sentence, Landlord shall have the right from time to time to make changes in the Common Areas, including (without limitations) the location and size of entrances, exits, lobbies, and all other facilities thereof, the direction and flow of traffic, and the establishment of prohibited areas, provided that such changes shall not adversely affect Tenant’s access to or use of the Premises for the normal conduct of Tenant’s business and data/telecommunications facilities necessary to bring data/telecommunications services from the Building’s MPOE to the Premises. Landlord hereby grants to Tenant, during the Lease Term, the right to use, for the benefit of Tenant and Tenant’s officers, employees, agents, customers, and invitees, in common with others entitled to such use, all accessible and habitable Common Areas, subject to any rights, powers, and privileges reserved to Landlord.

BB.	Right of First Offer to Expand:	See Section 1.2.
CC.	SNDA:
Notwithstanding anything to the contrary in the Lease, Landlord shall provide Tenant with a subordination, non-disturbance and attornment agreement from any present or future lender of Tenant on such lender’s standard form substantially similar to Exhibit C, with reasonable changes to same as may be approved by lender.

BASIC LEASE TERMS
1.Delivery of Premises; Acceptance of Premises; Right of First Offer to Expand
1.1    Delivery of Premises; Acceptance of Premises. On the date Landlord delivers the Premises, or portions thereof, to Tenant, in the condition required by this Lease, i.e., following Substantial Completion of Landlord’s Work, Tenant will accept possession of the Premises under this Lease. Except as otherwise expressly set forth in this Lease and subject to completion of Landlord’s Work, by taking possession of the Premises or portion thereof, Tenant shall be deemed to have accepted that portion of the Premises as being in good and sanitary order, condition, and repair, subject to punchlist items (to be described in a punchlist prepared by Landlord and Tenant within the week following delivery of the Premises, or portion thereof). Tenant represents to Landlord that Tenant has made, directly or through Tenant’s contractors and agents, such inspection of the condition of that portion of the Premises as Tenant deems necessary. Except as otherwise expressly set forth in this Lease, Tenant agrees that Tenant is leasing the Premises in “AS IS” condition, with all faults. Except as otherwise set forth herein, Tenant agrees that Landlord makes no express or implied representation or warranty as to the condition of the Premises or the fitness of the Premises for any particular use other than as expressly provided in this Lease. Tenant hereby acknowledges that Landlord’s Work requires construction work in or near the Premises, and that dust, noise and inconvenience may result from such Landlord’s Work; provided, however, that Landlord and Landlord’s employees and agents shall use commercially reasonable efforts to minimize the dust, noise and inconvenience related to Landlord’s Work and any related interference with Tenant’s access to or use of the Premises during Tenant’s normal business hours therein.
1.2    Right of First Offer to Expand. Subject to any lease rights and extension rights of any existing Building tenants as of the Commencement Date and Landlord’s right to extend the term of an existing lease, and further subject to the current second (2nd) floor tenant’s election to renew or extend its current lease for its second (2nd) floor premises (with or without an existing contractual right to do so), provided that Tenant is not in default beyond the expiration of any applicable notice and cure periods under this Lease at the time Tenant delivers its Expansion Notice (defined below) and Tenant has not assigned this Lease (other than pursuant to a Permitted Transfer) or subleased, in the aggregate, more than forty-nine percent (49%) of the Premises (other than pursuant to a Permitted Transfer) at the time Tenant delivers such Expansion Notice, the Tenant originally named in this Lease shall have a right of first offer to lease any space on the second (2nd) floor of the Building (the "Expansion Premises") as general office use and other legally permitted uses effective throughout the Lease Term (including any Extended Term) of this Lease (the "Expansion Option"). If Landlord desires to lease all or a portion of the Expansion Premises, then Landlord shall deliver to Tenant Landlord's written notice of all material economic terms and incentives, including, without limitation, the express term and condition that the space be used for general office space and other legally permitted uses, and the term of the proposed lease, Monthly Rent at the then Fair Market Rent (as defined in Section 7.2.1 below), free rent (if any), the required Security Deposit, Base Year for operating expenses and direct taxes, any tenant improvement allowance (if any), and work letter for tenant improvements upon which Landlord would be willing to lease such Expansion Premises to Tenant, which economic terms and incentives shall be substantially similar to the economic terms and incentives then being offered by Landlord to other third-party tenants for similar space in the Building in Landlord's sole but commercially reasonable discretion (and with all of the other non-economic terms and incentives of this Lease applying to Tenant's leasing of the Expansion Premises, including (i) the Lease Term and (ii) any termination rights of the parties hereunder, so that the Lease of the Premises and Expansion Premises shall be coterminous) ("Landlord's Expansion Notice"). Within ten (10) business days after receipt of Landlord's Expansion Notice, if Tenant desires to exercise the Expansion Option, Tenant shall deliver its irrevocable written notice to Landlord accepting, without qualification or modification, the terms set forth in Landlord's Expansion Notice for the leasing of such Expansion Premises pursuant to the Expansion Option in their "AS IS" condition (the "Expansion Notice"). The Expansion Notice shall be irrevocable when made by Tenant. If Tenant fails to deliver its Expansion Notice to Landlord within ten (10) business days after receipt of Landlord's Expansion Notice, or delivers a qualified or conditional response to Landlord's Expansion Notice, or if Tenant declines to lease such Expansion Premises, then, provided Tenant and Landlord cannot following engaging in good faith discussions, then Tenant's right to lease such Expansion Premises shall lapse and be null and void and Landlord shall thereafter be free to lease such Expansion Premises to any third party on any terms acceptable to Landlord, If Tenant timely delivers its Expansion Notice to Landlord, then Landlord and Tenant shall within thirty (30) business days thereafter execute a mutually acceptable amendment to this Lease, upon the material terms and conditions set forth in Landlord's Expansion Notice and otherwise on the terms and conditions set forth in this Lease; provided, however, that any failure of the parties to execute such amendment shall not affect the validity of Tenant's Expansion Notice. The right to lease the Expansion Premises set forth in this Section 1.2 is personal to the originally named Tenant herein (and not by any Permitted Transferee or other assignee, sublessee, or any transferee of all or any portion of Tenant’s interest in the Lease or the Premises) if such Tenant has not assigned this Lease (other than pursuant to a Permitted Transfer) or subleased, in the aggregate, more than forty-nine percent (49%) of the Premises (other than pursuant to a Permitted Transfer).
2.    Term    . The Lease Term shall be for the period shown in the Special Lease Terms.
3.    Monthly Rent
3.1    Tenant shall pay to Landlord the Monthly Rent, without deduction, set off, prior notice, or demand, except as otherwise expressly provided in this Lease. Monthly Rent shall commence one full month after the Commencement Date (“Rent Commencement Date”). Monthly Rent shall be payable in advance on the first day of each month, commencing after expiration of the crediting to Tenant of the first months’ Monthly Rent payment made upon execution of this Lease. Monthly Rent for any partial month shall be prorated based on the actual number of days in any such month. All rent shall be paid to Landlord at the address stated in the Special Lease Terms, unless Landlord provides notice to Tenant to pay at a different address. Tenant shall make all rent payments by check or wire-transfer.
4.    Pass-Through Expenses Payable as Additional Rent
4.1    Definitions
4.1.1    “Tenant’s Share” is defined in the Special Lease Terms.
4.1.2    The “Base Year” is defined in the Special Lease Terms.
4.1.3    The term “operating expenses” shall include all direct costs of operation, maintenance, and management of the entire Building, including the Premises, measured under generally accepted accounting principles, consistently applied. By way of illustration, but not limitation, operating expenses shall include the cost or charges for the following items, each solely to the extent in connection with the management and operation of the Building: heat, light, water, sewer, power, steam, and other utilities (including without limitation any temporary or permanent utility surcharge or other exaction, whether now or later imposed) supplied to the Common Areas, waste disposal and janitorial services supplied to the Common Areas, guard services, exterior window cleaning, common area air conditioning, materials and supplies, equipment and tools, service agreements on equipment, insurance premiums, licenses, permits and inspections, wages and salaries, management services, employee benefits and payroll taxes, direct taxes (as defined below), accounting and legal expenses, management fees (which shall in no event exceed six percent (6%) of the gross rents from the Building payable in the Base Year, and shall in all cases be competitively priced), cleaning and maintenance of flooring in public corridors and other Common Areas, and, after the Base Year, the reasonable cost of contesting the validity or applicability of any governmental enactments if it results in a reduction of operating expenses (but in no event shall the costs of such contest exceed the reasonably anticipated cost savings to be derived therefrom). In no event shall operating expenses include any amounts on Attachment A. Notwithstanding the foregoing or anything to the contrary in the Lease, operating expenses shall not include any of the following: (a) the cost of any new type of insurance coverage which is obtained or effected by Landlord during any calendar year or part thereof following the Base Year but which was not obtained or effected during the Base Year unless Landlord adjusts the Base Year to include the cost of such new type of insurance coverage that would have been included in the Base Year had Landlord then maintained such insurance coverage; or (b) those portions of deductibles (including any self-insurance amounts) under Landlord’s insurance which are in excess of deductibles (or self insurance amounts) customarily carried (or retained) by prudent institutional landlords of comparable buildings; or (c) deductibles for earthquake insurance. Moreover, in the event that Landlord drops any type of insurance coverage in any calendar year following the Base Year, then the same category of coverage shall be dropped as a line item included in the costs for the Base Year.
4.1.4    The term “direct taxes” shall include all real property taxes and assessments on the Building, the land on which the Building is situated, and the various estates in the Building and the land. Direct taxes shall also include all personal property taxes levied on the property and assessed in lieu of, in substitution for, or in addition to, existing or additional real or personal property taxes on said Building, land, or personal property, whether or not now customary or within the contemplation of the parties, other than taxes paid by Tenant or any other tenant of the Building; taxes upon the gross or net rental income of Landlord derived from the Building and the land (excluding, however, city, county, state, and federal personal or entity income taxes measured by the income or gross receipts of Landlord from all sources and any franchise, inheritance or capital stock taxes and document transfer fees) and the cost to Landlord of contesting the amount or validity or applicability of any of such taxes. Net recoveries through protest, appeals, or other actions taken by Landlord in its discretion, after deduction of all reasonable, out of pocket costs and expenses, including counsel and other fees, shall be deducted from direct taxes for the year of receipt. Except as provided in Section 4.1.6 below, direct taxes shall not include any of the following: (i) any penalties, late charges or interest thereon; (ii) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income, (however, if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any direct taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments or charges, or the part thereof so based, shall be deemed to be included within the term “direct taxes” for purposes hereof); (iii) any taxes paid directly by Tenant pursuant to the terms of the Lease (or would be paid by other tenants of the Building if their leases include provisions comparable to this Lease); (iv) any real property taxes imposed with respect to any improvements constructed within the Building after the date hereof, unless such improvements are required to comply with applicable Laws not in effect on the Commencement Date. The initial real property taxes for the Building (calculated on a fully assessed, constructed, and occupied basis) shall be included in direct taxes for the Base Year.
4.1.5    Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges that are assessed, and which become payable during the Lease Term, upon Tenant’s alterations, improvements, fixtures, furniture, and personal property installed or located in the Premises. In no event shall Tenant be obligated to pay any portion of taxes assessed as a result of improvements installed in the Building other than the Premises or the Common Areas (subject to Base Year offset). Landlord may instruct all taxing authorities to mail the appropriate statements and billings directly to Tenant at the address set forth in the Special Lease Terms above. If Tenant fails to pay taxes, assessments, and charges that would constitute a lien or encumbrance on the Property when due, Landlord may, but shall not be obligated to, pay those taxes, assessments, or charges, together with interest and penalties. Any amount that Landlord may pay pursuant to this Section shall incur interest at the rate of 10% per annum, and shall be repaid to Landlord within fifteen (15) days of written request therefor from Landlord as Additional Rent.

4.1.6    Notwithstanding anything to the contrary in this Section, Tenant shall pay to Landlord, as additional rent, any (a) rent tax, gross receipts tax, sales or use tax, service tax, value added tax, or any other applicable tax based on Landlord’s receipt, or the payment by Tenant, of any rent or services herein; and (b) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant to reimburse Landlord for such taxes, the monthly rent payable to Landlord under this Lease shall be revised to net to Landlord the same amount after imposition of any such tax upon Landlord as would have been received by Landlord under this Lease prior to the imposition of such tax.
4.1.7    Tenant shall have the right to cause Landlord to apply for a reduction of the Building’s property taxes under Proposition 8 not more often than once per year, and in the event Landlord receives a reduction, Tenant shall be entitled to a proportionate reduction against its share of direct taxes applicable to the year in which the reduction is granted.

4.2    Payment. As Additional Rent, Tenant shall pay to Landlord an amount equal to Tenant’s Share of operating expenses and direct taxes in excess of those paid or incurred by Landlord during the Base Year. If at any time during the term of the Lease, including, without limitation, the Base Year, less than one hundred percent (100%) of the total RSF of the Building is occupied, the operating expenses and direct taxes shall be adjusted by Landlord to reasonably approximate the operating expenses and direct taxes which would have been incurred if the Building had been one hundred percent (100%) occupied.
At or after the commencement of any calendar year subsequent to the Base Year, Landlord shall notify Tenant of Landlord’s estimate of the amount of any increase in operating expenses and direct taxes for such calendar year over operating expenses and direct taxes for the Base Year and of the amount of such estimated increases owed by Tenant. Tenant shall pay to Landlord on the first day of each calendar month during such calendar year one-twelfth (1/12) of the amount of such estimated increases in operating expenses and direct taxes payable by Tenant. A statement of the amount of actual operating expenses and direct taxes for the preceding calendar year and of the amount of such increases payable by Tenant (the “Annual OpEx Statement”) shall be given to Tenant on before April 1 of the immediately succeeding calendar year. All amounts owed by Tenant as shown on the Annual OpEx Statement, less any amounts paid by Tenant, shall be due and payable within thirty (30) days following delivery of the Annual OpEx Statement to Tenant. In the event that Tenant has paid in any given year more than Tenant’s Share, then such overpayment shall be applied toward the Monthly Rent for the following year or, if the Lease has terminated, such overpayment shall be promptly refunded to Tenant.
4.3    Proration. Tenant’s Share of operating expenses and direct taxes for the calendar year in which this Lease terminates shall be prorated based on the number of days from and including the commencement of said calendar year to and including the date on which this Lease terminates divided by 365. The termination of this Lease shall not release Tenant from Tenant’s obligation to pay any amounts owed by Tenant as shown on the Annual OpEx Statement or release Landlord from Landlord’s obligation to account for and refund any overpayment.
4.4    Statement Preparation and Audit. If Tenant contests an Annual OpEx Statement in writing within ninety (90) days after receipt of same, then Tenant shall have the right to have the Annual OpEx Statement audited, at Tenant’s cost and in conformity with generally accepted accounting principles, by Tenant’s personnel or an accounting or audit firm mutually acceptable to Landlord and Tenant. The audit shall be binding on the parties. If the audit determines an overpayment by Tenant, Landlord shall promptly refund the amount of such overpayment to Tenant. In the event that Landlord’s records are determined to be in error in an amount greater than 3%, then the reasonable costs of Tenant’s audit shall be paid by Landlord within thirty (30) days of Landlord’s receipt of a documented invoice therefor.
5.    Permitted Use    . The Premises are to be used exclusively for the purpose shown in the Special Lease Terms. No other use shall be maintained or operated on the Premises without the written consent of Landlord. The use by Tenant of the Premises shall be in a lawful, careful, safe, and proper manner, and Tenant shall not do or permit anything to be done in or about the Premises that would increase the rate or affect any fire or other insurance covering the Premises. Tenant shall not commit nor suffer any waste on the Premises. Landlord does not represent or warrant that the Premises may be used for any particular use or purpose, and Tenant has made Tenant’s own determination that the Premises may be lawfully used for Tenant’s business.
6.    Compliance With Laws; ADA
6.1    Compliance with Law. “Law(s)” means any law, statute, code, constitution, ordinance, resolution, regulation, rule, requirement, license, permit, certificate, administrative order, judgment, decree, or direction of any present or future municipal, county, state, federal, or other governmental or quasi-governmental agency, authority, department, board, panel, or court having jurisdiction over the parties to this Lease or the Premises or the Building in effect as of the Commencement Date or which may thereafter be enacted, adopted, amended, or modified. Tenant shall not use the Premises or permit anything to be done in or about the Premises that will in any way conflict with any Law. Tenant shall, at its sole cost and expense, promptly comply with all Laws and with the requirements of any board of fire underwriters or similar body now or in the future constituted, relating to or affecting Tenant’s use of the Premises, any work or improvements, alterations, additions, or fixtures made to the Premises by or on behalf of Tenant (other than Landlord’s Work) or triggered by Tenant’s specific use of the Premises. It is the intent of the parties to allocate to Tenant the cost of compliance with any and all Laws, regardless of the existing condition of the Premises as of the Commencement Date, the cost of compliance, or the foreseeability of the enactment or application of the Laws to the Premises. Notwithstanding the foregoing, Tenant shall not be required to make structural changes to the Premises or alter or improve any Building systems for which Landlord is responsible unless they arise or are required because of or in connection with Tenant’s use of the Premises, any work or improvements, alterations, additions, or fixtures made to the Premises by or on behalf of Tenant, or Tenant’s acts or omissions
6.2    Compliance with Americans with Disabilities Act. The Premises and the Building may be subject to, among other Laws, the Americans with Disabilities Act (42 U.S.C.A. §§12101 et seq.), including, but not limited to Title III of that Act, and all Laws, including, without limitation, all requirements of Title 24 of the California Code of Regulations, as the same may be in effect as of the Commencement Date or which may thereafter be enacted, adopted, amended, or modified (collectively, the “ADA”). All Landlord Work, and any Tenant improvements, alterations, additions, or fixtures must comply with the requirements of the ADA. Landlord warrants and represents that, as of the execution of this Lease, the Building’s Common Areas and path of travel are in compliance with the ADA, and that all Landlord’s Work and future construction including the patio, by Landlord shall be performed in compliance with the ADA, to the extent applicable. If any barrier removal work or other work is required to the Building or the Common Areas under the ADA, then such work will be the responsibility of Landlord and subject to reimbursement as an operating expense (subject to the limitations of Attachment A) as provided elsewhere in the Lease; except, however, if such work is required to the Building or the Common Areas under the ADA as a result of Tenant’s use of the Premises, any work or improvements, alterations, additions, or fixtures made to the Premises by or on behalf of Tenant (other than Landlord’s Work), or Tenant’s acts or omissions, then such work will be performed by Landlord at the sole cost and expense of Tenant, and Tenant shall within ten (10) days receipt pay all invoices, which invoices shall include any and all costs associated with Landlord’s compliance with the ADA, therefore as additional rent. Tenant will be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA to the extent such requirements apply to Tenant’s use, occupancy, acts, or omissions and any work or improvements, alterations, additions, or fixtures made to the Premises by or on behalf of Tenant (other than Landlord’s Work).
6.3    Notification. Each of Tenant and Landlord shall use reasonable efforts to notify the other party hereto if it makes alterations to the Premises or the Common Areas, as the case may be, that might impact accessibility under the ADA. If a complaint is received by Landlord from either a private or government complainant regarding disability access to the Common Areas, Landlord shall promptly notify Tenant thereof, but Landlord reserves the right to mediate, contest, comply with or otherwise respond to such complaint as Landlord reasonably determines to be prudent under the circumstances. Within ten (10) business days after receipt by Tenant, Tenant will advise Landlord in writing, and provide Landlord with copies of (as applicable), (a) any notices alleging violation of the ADA relating to any portion of the Premises, the Building, or the Common Areas; (b) any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises, the Building, or the Common Areas; or (c) any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises, the Building, or the Common Areas. The notification attached hereto as Attachment D regarding disability access pursuant to San Francisco ordinance is hereby incorporated into this Lease and Tenant hereby acknowledges receipt thereof and the parties hereto shall execute same prior to the execution of this Lease. In addition, Tenant acknowledges receipt of a copy of the Small Business Commission Access Information Notice under Section 38.6 of the Administrative Code.
6.4    California Civil Code Section 1938. Landlord has not hired a Certified Access Specialist (CASp) to inspect any portion of the Premises, Building, or Common Areas. No determination or report pursuant to California Civil Code Section 55.53 has been made regarding any construction-related accessibility standards. This provision is intended to satisfy California Civil Code Section 1938.
6.5    Indemnity. Each party will and hereby agrees to indemnify, defend (with counsel reasonably acceptable to the other party), and hold harmless each other party and their respective agents and employees from and against all liabilities, damages, claims, losses, penalties, judgments, charges, and expenses (including reasonable attorneys’ fees, costs of court, and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, any act, negligence or failure of either party to comply with the terms of this Section of the Lease. The parties agree that the obligations of this Section of the Lease shall survive the expiration or earlier termination of the Lease.
7.    Option to Extend
7.1    Grant and Exercise. Tenant shall have an irrevocable option to extend the Lease Term (“Option to Extend”) for an additional term (“Extended Term”) as delineated in the Special Lease Terms, upon all the same terms and conditions of this Lease, excepting only that Monthly Rent shall be determined as provided below. The Option to Extend shall be exercised by Tenant giving irrevocable notice of such exercise to Landlord not less than twelve (12) months nor more than fifteen (15) months prior to the expiration of the Lease Term then in effect. The Lease Term may not be extended with respect to less than the entire Premises, then being leased by Tenant. The Option to Extend is personal to Tenant; however, in the event Tenant assigns or sublets the Lease to an affiliate or Permitted Transferee, such party shall have the right to exercise the Option to Extend, in accordance with the provisions in this Section 7 as Tenant.
7.2    Monthly Rent during Extended Term.
7.2.1    The Monthly Rent payable during the Extended Term shall be 100% of Fair Market Rent. For purposes hereof, “Fair Market Rent” shall mean the effective base rental rates (including periodic adjustments to such base rental rates) then being received for premises of similar size and quality to the Premises, zoned to allow “PDR” use, located in the South of Market submarket of San Francisco which are similar in size, quality, age and location to the Building, leased for terms of approximately five (5) years, and otherwise subject to leases containing substantially similar terms as those contained in this Lease (with due consideration of all relevant factors, including without limitation, prevailing market concessions for renewing tenants at that time). Notwithstanding the foregoing, “Fair Market Rent” shall not include any rental value attributable to improvements, alterations, fixtures, equipment, and personal property installed in the Premises at Tenant’s expense. In determining Fair Market Rent, no consideration shall be given to any savings to Landlord attributable to Landlord not incurring any costs for brokerage commissions, rent holidays, tenant improvements and/or tenant improvement and/or test-fit allowances (if any).
7.2.2    In the event the parties cannot mutually agree upon the Fair Market Rent, the following procedures shall apply. Not more than six (6) months nor less than three (3) months prior to the commencement of the Extended Term, Landlord and Tenant shall meet and attempt in good faith to determine and mutually agree upon the Monthly Rent to be paid during the Extended Term. If, three (3) months prior to the commencement of the Extended Term (the “Trigger Date”), the parties have not so met or have met but not reached agreement, then the following procedure shall be used:
7.2.3    Within ten (10) days after the Trigger Date at a time and place to be mutually agreed by the parties (or failing such agreement at 9:00 a.m. PST at the Premises on the tenth (10th) day after the Trigger Date), Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Fair Market Rent for the Extended Term. If either Landlord or Tenant fails to propose a Fair Market Rent at such time and place, then the Fair Market Rent for the Extended Term proposed by the other party shall prevail. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Fair Market Rent shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with the remainder of this Section. Within ten (10) days after the exchange of estimates, each party, at its cost and by giving notice to the other, shall appoint an arbitrator, who shall be a real estate broker with not less than five (5) years full-time commercial lease experience in the South of Market submarket of San Francisco, to determine the Fair Market Rent. If a party does not appoint an arbitrator within said ten (10) day period, the single broker appointed shall be the sole arbitrator and shall set the Fair Market Rent. Landlord and Tenant shall submit their respective determinations of the then prevailing Fair Market Rent to the arbitrator(s), at such time and in such manner as directed by the arbitrator(s). The arbitrator(s) shall select either Landlord’s or Tenant’s determination of the then prevailing Fair Market Rent. If two (2) arbitrators are appointed, and they are unable to agree within thirty (30) days, they shall select a third broker meeting the qualifications stated above within ten (10) days after the last day the two (2) brokers are given to determine the Fair Market Rent. If they are unable to agree on a third broker, either of the parties to this Lease, by giving ten (10) days notice to the other, may file a petition with the American Arbitration Association solely for the purpose of selecting a neutral third broker who meets the qualifications stated herein. Each party shall bear half the cost of the American Arbitration Association appointing the third broker and of paying the third broker’s fee. The third broker shall be a person who has not previously acted in any capacity for either of the parties hereto. Within thirty (30) days after the selection of the third broker, a majority of the brokers shall select either Landlord’s or Tenant’s determination of the then prevailing Fair Market Rent. After the Fair Market Rent has been determined, the arbitrator(s) shall immediately notify Landlord and Tenant, and the decision thereof shall be binding on Landlord and Tenant. The cost of the arbitrators and the arbitration proceeding shall be paid by Landlord and Tenant equally, except that each party shall pay for the cost of its own witnesses and attorneys.
8.    Utilities and Services    . Tenant shall pay to Landlord the direct cost of utilities, janitorial service and trash collection expenses allocated to the Premises. To the extent separate utility metering is available to the Premises, Tenant shall engage and procure its own utility services to the Premises, including electrical and telecommunications. Tenant shall be responsible to determine that, subject to completion of Landlord’s Work, there is sufficient utility capacity in the Premises for purposes of conducting Tenant’s use.
9.    Improvements and Alterations; Liens; Tenant Improvement Allowance; Test-Fit Allowance
9.1    Improvements and Alterations.
9.1.1    Tenant, its employees, agents, licensees, or contractors shall not make or install any alterations, improvements, additions, or fixtures (collectively, “Improvements”) that affect the exterior or interior of the Premises or any structural, mechanical, or electrical component of the Premises, or mark, paint, drill, or in any way deface any floors, walls, ceilings, partitions, or any wood, stone, or iron work, without Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall employ all reasonably necessary design professionals, (“Architects” and/or “Engineers”) and responsible licensed California contractor(s) (“Contractor”) (subject to Landlord’s commercially reasonably approval which may be nonunion), to construct its Tenant Improvements, subject to applicable code requirements and local regulations and subject to Landlord’s consent which shall not be unreasonably withheld, conditioned, or delayed except that no such consent shall be required for Tenant to conduct minor, non-structural Improvements costing not more than $10,000. Landlord shall have the right to review and approve, which shall not be unreasonably withheld, conditioned, or delayed, all improvements made to the Premises as part of any Tenant Improvements, including being provided at no cost with proposed and final as-built detailed plans, which approval shall not be unreasonably withheld, conditioned, or delayed. Before commencing any work on the Premises and/or in or on the Building, Tenant’s contractor shall obtain construction liability insurance in a form and policy amount reasonably acceptable to Landlord and shall name Landlord as an additional insured on each applicable policy of insurance. All subcontractors retained by Tenant’s contractor shall obtain construction liability insurance naming Landlord as additional insured on each applicable policy of insurance. All subcontractors retained by Tenant’s contractor shall obtain worker’s compensation insurance consistent with the type and form of insurance required to be procured by Tenant as provided in Section 10. Additionally, at the conclusion of all Improvements made to the Premises, Tenant shall cause its Architect and Contractor to update all working drawings as necessary to reflect all changes made to the working drawings during the course of construction of Tenant’s Improvements, to certify to the best of their knowledge that the “record-set” of drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and to deliver to Landlord one (1) set of CAD “record-set” drawings within 90 days following issuance of a certificate of occupancy for the Premises, and (b) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements.
9.1.2    All Improvements to the Premises will be at Tenant’s option (subject to Landlord’s consent as provided in this Section 9.1.1) and at Tenant’s sole cost other than Landlord’s Work described in the Special Lease Terms and as provided in Sections 9.3 and 9.4 below. Tenant will indemnify and defend Landlord for all liens, claims, or damages caused by such Improvements by Tenant, but not in connection with any of Landlord’s Work. Tenant will and hereby agrees to indemnify, defend (with counsel reasonably acceptable to Landlord), and hold harmless Landlord Indemnified Parties (as defined in Section 20.1 below) from and against all liabilities, damages, claims, losses, penalties, judgments, charges, and expenses (including reasonable attorneys’ fees, costs of court, and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, (a) any act of negligence or failure of Tenant to comply with the terms of this Section of the Lease; and (b) any lien, claim, or damage caused by the Tenant Improvements, except as due to the gross negligence or willful misconduct of Landlord or its representatives. The parties agree that the obligations of this Section of the Lease shall survive the expiration or earlier termination of the Lease.
9.1.3    Tenant shall give Landlord not less than ten (10) days’ advanced written notice of the date of commencement of any construction work on the Premises so that Landlord can post notices of nonresponsibility.
9.1.4    Any and all Improvements effected by Tenant shall be constructed, installed or performed in a professional workmanlike manner, by licensed contractors retained by Tenant, in compliance with all applicable statutes, codes, rules and regulations, and Tenant or Tenant’s contractors shall obtain all permits and approvals of government agencies required by applicable laws in connection therewith.
9.1.5    All Improvements (except Tenant’s trade fixtures, furniture, personalty and equipment) that may be made or installed upon Premises by either Landlord or Tenant and that in any manner are attached to the floors, walls, or ceilings, shall be the property of Landlord, and, at the termination of this Lease, shall remain upon and be surrendered with the Premises as a part of the Premises, without disturbance or injury unless Landlord, by written notice provided to Tenant at the time Landlord approves of such Improvements (which notice Landlord shall be obligated to provide at such time), requires same to be removed or returned to their original condition prior to the Improvements (reasonable wear and tear excepted and damage due to casualty for which Landlord is responsible excepted). Tenant shall repair any damage to the Premises occasioned by the removal of its trade fixtures. If Landlord notifies Tenant at the time that it gives its consent to any Improvements requested by Tenant that Tenant must remove such Improvements or restore the Premises to its original condition at the end of the Term (reasonable wear and tear excepted and damage due to casualty for which Landlord is responsible excepted), Tenant shall remove and/or restore the same, at Tenant’s expense, upon the termination of this Lease, and Tenant shall, forthwith and with all due diligence at Tenant’s sole cost and expense remove such Improvements, restore the Premises to their original condition (reasonable wear and tear excepted and damage due to casualty for which Landlord is responsible excepted), and repair any damage to the Premises or Building caused by such removal or restoration. Notwithstanding anything to the contrary specified herein and for the avoidance of doubt, Tenant shall not be responsible for or obligated to remove and/or restore any of Landlord’s Work or any of the Initial Tenant Improvements at the end of the Term.
9.2    Liens. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. If a lien is so placed, Tenant shall, within thirty (30) days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable Law.
9.3    Tenant Improvement Allowance. A check for the Tenant Improvement Allowance in the amount set forth in the Special Lease Terms shall be delivered by Landlord to Tenant following the completion of construction of the Initial Tenant Improvements on the Premises within the earlier to occur of: (i) (ii) five (5) business days following the release by Landlord's lender of loan funds borrowed by Landlord to perform the Tenant Improvements ("TI Loan Funds") or (ii) forty-five (45) days after the last of the following conditions has occurred: (A) Landlord has inspected the Premises and determined that Tenant’s Improvements are complete; (B) Tenant has obtained all required certificates of occupancy (or signed off building permits) from the City and County of San Francisco for use and operation of the Premises and delivered copies of all such certificates to Landlord; (C) Tenant has obtained an unconditional waiver and release on final payment in the form prescribed by California Civil Code Section 8138 from all persons or entities engaged in providing labor or materials in connection with the Tenant Improvements and delivered complete copies thereof to Landlord; (D) Tenant’s Architect has issued a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed in accordance with the terms provided in Section 9 and Landlord has been provided with a copy thereof; (E) Tenant has recorded a notice of completion in the Office of the Office of the Recorder of the County of San Francisco in accordance with California Civil Code Sections 8182 and 8184 and provided Landlord with a copy thereof; (F) Landlord has received copies of all receipted bills marked paid relating to the Tenant Improvements; and (G) Tenant fulfills its obligations pursuant to Section 9 of the Lease. In no event shall Landlord be obligated to make a disbursement in a total amount which exceeds the Tenant Improvement Allowance. If despite Landlord's good faith, commercially reasonable efforts to obtain the timely release of the TI Loan Funds within forty five (45) days following Tenant's satisfaction of the above-stated conditions, Landlord is unable to obtain such release for reasons outside of its reasonable control, Landlord shall not then be in default hereunder, provided that Landlord continues to use its good faith, commercially reasonable efforts to secure such TI Loan Funds as soon as possible thereafter. If Landlord is does not pay the Tenant Improvement Allowance on or before ninety (90) days following Tenant's satisfaction of the above-stated conditions, then interest shall accrue on a daily basis against the outstanding balance of the unpaid Tenant Improvement Allowance at an interest rate equal to LIBOR plus 3% per annum commencing on the sixtieth (60th) day following Tenant's satisfaction of the above-stated conditions.
9.3.1    Landlord shall only be obligated to make the disbursement from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. As used in this Lease, “Tenant Improvement Allowance Items” shall mean:
(a)    Fees and costs of the Architect, the Engineer and Tenant’s Agents;
(b)    Plan check, permit and license fees relating to construction of the Tenant Improvements;
(c)    The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, and trash removal costs, utility usage, and contractors' fees and general conditions;
(d)    The cost of any changes in the Base Building when such changes are required by the approved construction drawings or to comply with all applicable building codes, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
(e)    The cost of any changes to the construction drawings or Tenant Improvements required by all applicable building codes;
(f)    Sales and use taxes; and
(g)    All other costs approved by or expended by Tenant in connection with the design, permitting or construction of Tenant Improvements. Intentionally Omitted.
9.4    Test-Fit Allowance. Landlord acknowledges that Tenant intends to make certain Initial Tenant Improvements and alterations to the Premises. Landlord shall pay to Tenant the Test-Fit Allowance in the amount set forth in the Special Lease Terms following the completion of the architectural fit plan by Tenant’s Architects and/or Engineers, provided that Tenant delivers to Landlord: (A) a request for payment of the Test-Fit Allowance; (B) invoices from the Architect and/or Engineer who prepared the architectural fit plan for the Premises with evidence reasonably satisfactory to Landlord that Tenant has paid such invoices; (C) the completed architectural fit plan for the Premises; (D) executed unconditional waiver and release in the form prescribed by California Civil Code Section 8138 from the Architect and/or Engineer for whose work payment is sought; and (E) all other information reasonably requested in good faith by Landlord. Tenant shall have no obligation to remove any element of the Initial Tenant Improvements.
10.    Insurance; Waiver of Subrogation
10.1    Liability Insurance. During the Lease Term, Tenant, at its own expense, shall maintain in full force a policy or policies of commercial general liability and property damage insurance that insures Tenant against any and all liability for injury and damage to persons and property and for death of any person or persons occurring in or about the Premises. The General Liability policy shall include Landlord as an additional insured party, and shall be for an amount not less than $2,000,000.00 for any one person injured or killed, or less than $2,000,000.00 for any one accident, or less than $2,000,000.00 for property damage in aggregate. Tenant shall maintain its required insurance as primary insurance policies with a financially reasonable insurance company or companies licensed to do business in the State of California, which companies must be rated A-VII or better in the most recent Best’s Insurance Report (which rating must be maintained throughout the term of the Lease). Tenant shall provide Landlord with certificates of insurance, including in each instance an endorsement providing that such insurance shall not be canceled without thirty (30) days prior notice to Landlord.
10.2    Property Insurance. Landlord shall maintain such fire and casualty insurance as Landlord determines appropriate on the building structure as a whole, which shall not include insurance coverage of Tenant’s Improvements, alterations, fixtures, equipment, inventory or personal property, provided that such insurance shall be in amounts at least equal to the full replacement value of the Building, exclusive of footings and foundations. Tenant and Landlord acknowledge that neither of them anticipates maintaining earthquake insurance.
10.3    Business Interruption Insurance. During the Lease Term, Tenant, at its own expense, shall maintain and keep in force a policy of business interruption insurance that covers an interruption for at least one year. The insurance shall cover all of Tenant’s obligations for Monthly Rent, Additional Rent, and utilities.
10.4    Worker’s Compensation Insurance. During the Lease Term, Tenant, at its own expense, shall maintain and keep in force a policy or policies of worker’s compensation insurance or any other employee benefit insurance sufficient to comply with all applicable Laws.
10.5    Waiver of Subrogation. Landlord and Tenant hereby release each other from any liability in connection with, and waive their rights of recovery against the other with respect to, loss or damage arising out of or incident to any peril of the type to be covered by the property insurance required to be carried by either party under this Lease, or actually carried, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors, or invitees, or any other cause. Landlord and Tenant each agree to require their respective insurers issuing any property insurance carried by either party, including the property insurance required under this Lease, to waive any rights of subrogation that such companies may have against the other party. Landlord and Tenant each acknowledges that the waivers and releases set forth in this Section 10.5 are intended to produce the result that any loss which is covered by insurance would be borne by the insurance carriers of Landlord or Tenant, as the case may be, or by the party having the insurable interest if such loss is not covered by insurance but this Lease requires such party to maintain insurance to cover such loss. Landlord and Tenant agree that such waivers and releases were freely bargained for and willingly and voluntarily agreed to by Landlord and Tenant and do not constitute a violation of public policy.
10.6    Co-Insured; Failure to Maintain Insurance. Landlord shall be named as an additional insured on policies maintained by Tenant. If Tenant fails to procure and maintain the insurance required of Tenant, Landlord may, upon not less than three (3) business days prior notice to Tenant, but shall not be required to, procure and maintain same at the expense of Tenant, and any such amounts paid by Landlord shall be immediately due and payable as Additional Rent.
11.    Damage or Destruction
11.1    If the Building or the Premises is partially or totally destroyed by fire or other casualty insured under the insurance described above (less the amount of Landlord’s deductibles thereunder), and the applicable insurance proceeds will pay for 100% of the reconstruction costs, such damages shall be repaired or rebuilt promptly by Landlord, unless (a) the damage or destruction occurs in the last 270 days of the Lease Term or (b) a reputable general contractor employed by Landlord shall estimate reasonably and in good faith that the time to restore such damage shall exceed 270 days from the date of such casualty, and in each case either party shall have the right to terminate this Lease by written notice to the other party, or (c) the estimated cost to rebuild or restore the Building exceeds 25% of its market value, in which case Landlord shall have the right to terminate this Lease by written notice to Tenant. Landlord shall notify Tenant of Landlord’s estimate of the time required to rebuild or restore within ninety (90) days after such damage or destruction.
11.2    Unless this Lease is terminated as provided above, the Lease shall remain in full force and effect, and the parties waive the provisions of any law to the contrary, including sections 1932 and 1933 of the Civil Code of the State of California.
11.3    If on account of any damage or destruction which Landlord is required to repair or rebuild there is a material interference with Tenant’s access to or use of the Premises, and the Lease is not otherwise terminated, a just and proportionate part of the Rent shall be abated until the Premises are repaired or rebuilt and Tenant’s access to and use thereof has been restored; provided, however, that if any damage or destruction is due to the gross negligence or willful misconduct of Tenant or its employees, agents, invitees or visitors, or if any damage or destruction arises under or with respect to compliance with any applicable building code or similar law and pertains to portions of the Premises that Tenant rather than Landlord is required to repair or to maintain in accordance with applicable laws there shall be no abatement of rent, except to the extent said rent is paid by Landlord’s rent interruption insurance. All other obligations of Tenant under this Lease shall remain in full force and effect.
11.4    If Landlord should elect or be obligated to repair or rebuild because of any damage or destruction, Landlord’s obligation shall be limited to the Common Areas and the Premises, but shall not include any improvement, addition, or alteration constructed by Tenant, which shall be the sole responsibility of Tenant. If Landlord restoration work shall not be completed within the later of (a) 270 days from the date of the damage or (b) 60 days after the expiration of Landlord’s reasonable estimated restoration period, then Tenant shall have the right to terminate this Lease by giving at least 30 days prior written notice to Landlord within ten (10) days following the later of such dates to occur. In the event of any such termination of this Lease under the preceding sentence, then neither Landlord nor Tenant shall have any rights, liabilities or obligations accruing under this Lease after the effective date of termination, except for such rights and liabilities which, by the terms of this Lease or at law, are obligations of Tenant or Landlord which accrued prior to and survive the expiration or earlier termination of this Lease.
11.5    Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant’s personal property, or Common Area, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration.
12.    Security Deposit    . Tenant has deposited with Landlord the amount indicated in the Special Lease Terms as a Security Deposit. Such sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease. If Tenant commits a Default, including, but not limited to, the provisions relating to the payment of rent, and such Default is not cured within any applicable cure period, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any rental or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s Default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s Default. If any portion of said Security Deposit is so used or applied, Tenant shall within five (5) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. The Security Deposit or any balance thereof after application as provided hereunder, shall be returned to Tenant (or, at Landlord’s option, to the last successor to Tenant’s interest hereunder) within forty-five (45) days after the expiration or earlier termination of the Lease Term (including the Extended Term, if applicable). In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said deposit to Landlord’s successor in interest and shall, within five (5) business days of such transfer provide Tenant with written notice thereof.
13.    Assignments and Subletting
13.1    Except in connection with a Permitted Transfer (defined below), Tenant shall not voluntarily assign or encumber this Lease or any interest in this Lease, or permit the use of the Premises by any person or persons other than Tenant and its agents, employees, visitors, and contractors, or sublet the Premises, or any part, without Landlord’s prior consent, which shall not be unreasonably withheld, conditioned or delayed, subject to the provisions of Section 13.2 below. Notwithstanding anything to the contrary contained in this Lease, Tenant may assign this Lease or sublet the Premises, or any portion thereof, without Landlord’s consent, to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which results from a merger of, reincorporation of, reorganization of, or consolidation with Tenant; or to any entity which acquires substantially all of the memberships, interests, stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each a “Permitted Transfer”). In addition, a sale or transfer of the memberships, interests or stock of Tenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (2) Tenant is, or in connection with the proposed transfer becomes, a publicly traded entity. Landlord shall have no right to terminate the Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer.
13.2    Tenant acknowledges and agrees that Landlord’s withholding of consent is conclusively reasonable in any of the following situations:
13.2.1    Tenant has not provided sufficient information to Landlord that, in Landlord’s reasonable judgment, would enable Landlord to determine that the proposed transferee has a financial condition sufficient to perform its obligations hereunder in case of an assignment or under a sublease in the case of a subletting. In order to determine whether a proposed transfer satisfies such criteria, Tenant shall, prior to any such transfer, provide Landlord with such information as Landlord may reasonably request, including, but not limited to, current, complete and accurate audited or certified financial statements of the proposed transferee, and federal and state tax returns of the proposed transferee.
13.2.2    The proposed transferee will not make use of the Premises which (1) is unlawful or (2) is inconsistent with the permitted use of the Premises under this Lease.
13.2.3    Tenant has failed to pay all of Landlord’s reasonable documented out of pocket costs and expenses incurred in connection with negotiation, review and processing of the transfer, including, but not limited to, reasonable attorneys’ fees and costs; provided, however, that Tenant shall not be obligated to pay any more than $1,500 in the aggregate for such costs and expenses.
13.2.4    The proposed assignee has not assumed in writing in form reasonably satisfactory to Landlord all the obligations of Tenant under this Lease.
13.2.5    At the time of the proposed transfer, Tenant has committed a Default hereunder which has not been cured within the applicable notice and cure periods.
13.3    Additionally, Landlord may require as a condition of such approval that all Landlord’s reasonable out of pocket costs, including reasonable attorneys’ fees, in evaluating and approving any such assignment be paid by Tenant, subject to the limitations under Section 13.2.3. No subletting or assignment, including with the consent of Landlord, shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant. Approval of any subletting, assignment, or transfer shall only be by a specific writing setting forth such approval, and the acceptance of rent by Landlord from Tenant or any other person (including a proposed sublessee, assignee, or transferee, including one who may actually have taken possession without approval) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting, or other transfer. Consent to one assignment, subletting, or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting, or other transfer. If Tenant assigns or sublets the Premises, or any part of the Premises to any party other than in connection with a Permitted Transfer, Tenant shall pay to Landlord fifty percent (50%) of the excess rent received by Tenant from subtenants and fifty percent (50%) of all consideration received by Tenant for any assignment, after first deducting any sums incurred by Tenant with respect to such transaction, including, without limitation, brokerage fees, consent fees, legal fees and expenses, tenant improvement costs, free rent and other inducements, and fees and costs paid to Landlord in connection with a request for consent.
13.4    In the event of any assignment or sublet, Tenant shall not be relieved of any of its responsibilities under the Lease.
13.5    Notwithstanding anything to the contrary stated in this Lease, in the event Tenant assigns or sublets the Lease to an affiliate or Permitted Transferee, such party shall have the right to exercise the Option to Extend, in accordance with the provisions in Section 7.
14.    Rules    . Tenant shall before and during the Term observe and comply with the rules and regulations attached hereto and incorporated herein as EXHIBIT D and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord of which Tenant has reasonable prior written notice and such rules and regulations as are put into effect by Landlord of which Tenant has reasonable prior written notice, provided that no such modifications or additions or rules and regulations put into effect by Landlord materially increase Tenant's obligations or materially decrease Tenant's rights hereunder. A material failure to comply with the rules and regulations, where such failure continues for more than ten (10) days after Landlord’s notice of violation, shall constitute a Default by Tenant under this Lease. If there are any inconsistencies between any such rules and regulations and the other provisions of this Lease, the other provisions of this Lease shall control to the extent necessary to resolve the inconsistency. Landlord shall not be responsible for the nonperformance by any other tenant of the Building of any rules and regulations. Landlord shall use reasonable efforts to obtain the compliance by another tenant of the Building with such rules and regulations if such other tenant's failure to comply materially interferes with Tenant's ability to operate its business in the Premises, but Landlord shall have no obligation to bring legal action against or terminate the lease of any other tenant of the Building for violating any rules and regulations.
15.    Control of Appearance, Signs, and Advertising Media    . Except as expressly agreed in this Lease regarding signage, without Landlord’s written consent and approval, Tenant shall not: install any decorations or signs outside of the Premises; erect or install any door lettering, signs, advertising media or placards outside of the Premises; or keep or display any merchandise on, or otherwise obstruct, the sidewalks, Common Areas; or areaways adjacent to the Premises. Landlord shall install and maintain Tenant’s name in the Building directory in the lobby of the Building. Tenant shall not use on the Premises any advertising or other media objectionable to Landlord such as loud speakers, phonographs, or radio broadcasts that can be heard outside the Premises. No unsightly or objectionable items in the sole opinion of Landlord will be permitted to be visible outside of the Premises.
16.    Repairs and Maintenance
16.1    Landlord shall keep in good order, condition, and repair the Common Areas and the Building foundations, exterior walls and interior bearing walls (except for the interior faces) and other structural elements of the Building, and roof of the Building, and all plumbing, mechanical, electrical, fire/life safety, heating, air conditioning and ventilation equipment and systems that service portions of the Building other than or in addition to the Premises, except (as to all items) for any damage caused by any willful or negligent act or omission of Tenant or its employees, agents, invitees, licenses, or contractors (excluding ordinary wear and tear). Landlord shall not be obligated to repair the exterior or interior of doors, windows (except for the exterior windows), plate glass, and/or showcases used on or in the Premises, and damage caused by any casualty or act of God, except as otherwise provided for herein.
16.2    Tenant shall keep and maintain in good order, condition and repair, except for reasonable use and wear and damage by fire or other casualty, the non-structural elements of the Premises and every part that exclusively serves the Premises, including without limitation, all interior building fixtures, walls, floors, ceilings, appliances and similar equipment and the exterior and interior portions of doors, windows (excluding the exterior windows), and plate glass, in the Premises. Notwithstanding anything to the contrary herein, Tenant shall have no obligation to repair or maintain the Building infrastructure or systems, including the roof, foundation, exterior shell, plumbing, curtain wall, elevators, heating, ventilation, air conditioning, or mechanical systems, it being understood that Landlord shall be responsible therefor.
16.3    Any and all repairs effected by Tenant shall be performed in a professional workmanlike manner, by licensed contractors, in compliance with all applicable statutes, codes, rules and regulations, and Tenant or Tenant’s contractors shall obtain all permits and approvals of government agencies required by applicable laws in connection therewith.
16.4    If Landlord reasonably deems any repairs required to be made by Tenant necessary, it may demand that Tenant make them by giving written notice to Tenant, and if Tenant refuses or neglects to commence such repairs within ten (10) business days after such notice, or fails to diligently prosecute such repairs thereafter, Landlord may make or cause such repairs to be made. If Landlord makes or causes repairs to be made, Landlord shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s business by reason of the repair work, and Tenant shall, on demand, immediately pay to Landlord the cost of the repairs. Tenant waives the provisions of Sections 1941 and 1942 of the Civil Code of the State of California and any and all other statutes or laws permitting repairs by a lessee at the expense of a lessor or to terminate a lease by reason of the condition of the Premises.
17.    Property Protection    . The parties hereto acknowledge and agree that each of the doors into Building and Premises are equipped with standard door-locks that are operable and will secure each such door in a “locked” position. Notwithstanding the foregoing, Tenant shall, by virtue of Tenant’s use of the door lock on the front door to the Premises, be responsible for securing the Premises against unauthorized entry. As specified in the Special Lease Terms, Landlord will provide a security system for the Building. Tenant shall keep all doors and windows closed to maximize the efficiency of heating and air conditioning systems. Tenant shall not allow any offensive odors such as cigar, pipe, or cigarette odors to offend adjacent tenants and their employees and invitees.
18.    Environmental Compliance
18.1    Tenant shall keep and maintain the Premises in compliance with and shall not cause or permit the Premises to be in violation of any federal, state, or local laws, ordinances, or regulations relating to Hazardous Materials (as defined below), on the Premises, to the extent such Hazardous Materials were released in the Premises by Tenant or a Tenant employee, contractor, invitee, or licensee. Tenant shall not use, generate, manufacture, store, or dispose of on, under or about the Premises, or transport to or from the Premises or the Building any Hazardous Materials, other than the use and storage of materials which technically come within the definition of Hazardous Materials, but which are customarily used in the operation of the business described under “Permitted Uses” in the Special Lease Terms or in a business office, such as cleaning and office supplies, provided that such materials are in ordinary and reasonable amounts and used, stored or disposed of in compliance with all Hazardous Materials Laws (as defined below).
18.2    Tenant shall promptly advise Landlord in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any applicable federal, state or local laws, ordinances, or regulations relating to any Hazardous Materials affecting the Premises (“Hazardous Materials Laws”); (ii) all claims made or threatened by any third party against Tenant or the Premises relating to damage, contribution, cost recovery compensation, loss, or injury resulting from any Hazardous Materials (the matters set forth in clauses (i) and (ii) above are hereinafter referred to as “Hazardous Materials Claims”); and (iii) Tenant’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises to be classified as “border-zone” property, under the provisions of the California Health and Safety Code, 25220 et seq., or any regulation adopted in accordance therewith, or, to Tenant’s knowledge, to be otherwise subject to any restrictions on the ownership, occupancy, transferability, or use of the Premises under any Hazardous Materials Laws.
18.3    Without Landlord’s prior written consent, Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on or under the Premises or the Building, nor enter into any settlement agreement, consent decree, or other compromise in respect to any Hazardous Materials Claims, which remedial action, settlement, consent or compromise might, in Landlord’s judgment, impair the value of the Premises or the Building; provided, however, that Landlord’s prior consent shall not be necessary in the event that the presence of Hazardous Materials on, under, or about the Premises or the Building either poses an immediate threat to the health, safety, or welfare or any individual or is of such a nature that an immediate remedial response is necessary, or is required by an applicable governmental authority, and in each case it is not possible to obtain Landlord’s consent before taking such action, provided that in such event Tenant shall notify Landlord as soon as practicable of any action so taken. Landlord agrees not to withhold its consent, when such consent is required hereunder, if either (i) a particular remedial action is ordered by a court of competent jurisdiction or other governmental authority, or (ii) Tenant establishes to the reasonable satisfaction of Landlord that there is no reasonable alternative to such remedial action that would result in materially less impairment of the value of the Premises or the Building.
18.4    Tenant shall be solely responsible for and shall indemnify, defend and hold the Landlord Indemnified Parties (as defined below) harmless from and against any claim, loss, damage, cost, expense, liability, or cause of action directly or indirectly arising out of the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, gasoline, petroleum products, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances”, “hazardous wastes”, “hazardous materials”, or “toxic substances” under applicable environmental laws, ordinances or regulations (collectively, “Hazardous Materials”) caused directly by Tenant, its employees, agents, contractors, invitees, assigns, in, on or under any of the Premises and the Building, including, without limitation, (i) the costs of any required or necessary repair, cleanup or detoxification of the Premises and the Building and the preparation and implementation of any closure, remedial or other required plans whether required under any Hazardous Materials Laws or otherwise; and (ii) all court costs, including reasonable attorneys’ fees, paid or incurred by Landlord or any other Indemnified Party in connection with such claim. Notwithstanding the foregoing or any other provision of this Lease, Tenant shall not be responsible for any consequential damages.
The foregoing indemnity shall not apply to, and Tenant shall not be responsible for, the presence of Hazardous Materials on, under, or about the Premises or Building prior to the Commencement Date (except to the extent caused by Tenant or any of Tenant’s agents, employees, affiliates, contractors, invitees, licensees, sublessees or other representatives prior to the Commencement Date) or to the extent caused by third parties (i.e. persons or entities other than Tenant or its agents, employees, affiliates, contractors, subcontractors, sublessees, licensees, invitees, and other representatives) or by Landlord or Landlord’s employees, agents or contractors.

18.5    Each of the Landlord Indemnified Parties shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims as to which the Landlord Indemnified Parties are entitled to indemnify under this Section 18, and to have its reasonable attorneys’ fees in connection therewith paid by Tenant. Each of the Landlord Indemnified Parties shall have the right upon thirty (30) days prior written notice to Tenant, to settle or compromise in good faith any such Hazardous Materials Claims against them. In case any such claim shall be made against any of the Landlord Indemnified Parties, Tenant agrees that such Landlord Indemnified Parties may employ independent counsel of the Landlord Indemnified Parties’ own selection to appear and defend the Landlord Indemnified Parties. All of the reasonable documented costs and expenses of such defense shall be paid by Tenant.
18.6    Landlord shall be solely responsible for and shall indemnify, defend and hold the Tenant Indemnified Parties (as defined below) harmless from and against any claim, loss, damage, cost, expense, liability, or cause of action directly or indirectly arising out of the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials in, on or under any of the Premises and the Building caused directly by Landlord, its employees, agents, contractors, invitees, assigns, prior to the date that Landlord delivers the Premises to Tenant as contemplated herein, including, but not limited to, (i) the costs of any required or necessary repair, cleanup or detoxification of the Premises and the Building and the preparation and implementation of any closure, remedial or other required plans whether required under any Hazardous Materials Laws or otherwise; and (ii) all court costs, including reasonable attorneys’ fees, paid or incurred by Tenant or any other Tenant Indemnified Party in connection with such claim. Notwithstanding the foregoing or any other provision of this Lease, Landlord shall not be responsible for any consequential damages.
19.    Landlord’s Access to Premises
19.1    Landlord and its designees, with reasonable written notice (of not less than 48 hours), shall have the right to enter the Premises at all reasonable hours, and in emergencies at all times, to inspect the Premises, to make repairs, additions, or alterations to the Premises or the Building required or permitted to be performed under this Lease, provided Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s access to and use of the Premises during Tenant’s normal business hours within the Premises. At Tenant’s option, all such entry shall be subject to the requirement that Landlord be accompanied by a Tenant representative.
19.2    For a period commencing one hundred twenty (120) days prior to the end of the Lease Term, Landlord and its designees, with reasonable written notice (of not less than 24 hours), shall have reasonable access to the Premises, upon prior notice for the purpose of exhibiting “For Lease” signage and showing the Premises to prospective lessees. Landlord’s “For Lease” signs shall be of a size customary for the purpose and shall be located so as not to obstruct Tenant’s signs.
20.    Indemnity
20.1    Tenant shall defend, indemnify, and hold harmless Landlord, Landlord’s trustees, general partners and limited partners, shareholders, directors, officers and employees, and agents of Landlord’s trustees, general partners, limited partners and shareholders (individually a “Landlord Indemnified Party” and collectively, the “Landlord Indemnified Parties”) against and from any and all claims arising from: (A) Tenant’s use of the Premises for the conduct of Tenant’s business; (B) any activity, work, or other thing done or permitted by Tenant on the Premises, except as may be caused by or be the result of Landlord or any Landlord Indemnified Party’s gross negligence or willful misconduct or as expressly otherwise set forth in this Lease; (C) any act or omission (including, but not limited to negligent acts or omissions) of Tenant, or of any officer, agent, employee, guest, or invitee of Tenant; and (D) any and all Defaults committed by Tenant under the terms of this Lease. Except as expressly otherwise set forth in this Lease, Tenant shall also defend, indemnify, and hold harmless the Indemnified Parties against and from any and all claims brought by Tenant’s employees, contractors, agents, or business invitees (including customers) arising from any act (including but not limited to negligent and intentional torts and criminal acts) committed by any third party (other than an Indemnified Party or any agent or other person acting on behalf of any Indemnified Party) in the Premises. The indemnity provided by this Section 20.1 shall include indemnification, from and against all reasonable costs, attorneys’ fees, expenses, and liabilities incurred in connection with or arising from any such claim or any action or proceeding brought thereon; and in any suit, action, or proceeding brought against any of the Landlord Indemnified Parties by reason of any such claim, Tenant, upon notice from any of the Landlord Indemnified Parties, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to the Landlord Indemnified Parties. Tenant as a material part of the consideration to Landlord, except as otherwise expressly set forth in this Lease, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises, from any cause other than Landlord’s breach of this Lease or the negligence or willful misconduct of any Landlord Indemnified Party (but only to the extent attributable to Landlord’s breach of this Lease or the negligence or willful misconduct of Landlord or any Landlord Indemnified Party), and Tenant hereby waives all such claims against the Landlord Indemnified Parties.
20.2    Landlord shall defend, indemnify, and hold harmless Tenant, Tenant’s members, trustees, general partners and limited partners, shareholders, directors, officers, employees, and the members, trustees, general partners and limited partners, shareholders, directors, officers, employees, and agents of Tenant’s trustees, general partners, limited partners and shareholders (“Tenant Indemnified Parties”) against and from any and all claims made by third parties arising from the act or omission of Landlord, or Landlord’s contractors, subcontractors, trustees, general partners and limited partners, shareholders, directors, officers, employees, and the contractors, subcontractors, trustees, general partners and limited partners, shareholders, directors, officers, employees, and agents of Landlord’s trustees, general partners, limited partners and shareholders, including any default by Landlord under this Lease, provided that in no event shall Landlord be liable for consequential damages or lost profits. The indemnity provided by this Section 20.2 shall include indemnification, from and against all reasonable costs, attorneys’ fees, expenses, and liabilities incurred in connection with or arising from any such claim or any action or proceeding brought thereon; and in any suit, action, or proceeding brought against any of the Tenant Indemnified Parties by reason of any such claim, Landlord, upon notice from the relevant Tenant Indemnified Parties, shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant.
20.3    Landlord, Landlord’s agents and the other Landlord Indemnified Parties shall not be liable for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, or rain that may leak from any part of the Premises or from the pipes, appliances, or plumbing works therein or from the roof, street, or subsurface, or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence or willful misconduct of Landlord, Landlord’s contractors, subcontractors, agents, servants, or employees and only to the extent actually caused by the negligence or willful misconduct of Landlord, Landlord’s contractors, subcontractors, agents, servants, or employees. Landlord, Landlord’s agents and the other Landlord Indemnified Parties shall not be liable for interference with the light or other incorporeal hereditament, loss of business by Tenant, or any latent defect in the Premises, unless caused by the negligence or willful misconduct of Landlord, Landlord’s contractors, subcontractors, agents, servants, or employees. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or of defects therein or in the fixtures or equipment.
21.    Abandonment    . Tenant shall not abandon the Premises at any time during the Lease Term. If Tenant abandons the Premises, or is dispossessed by process of law, or otherwise, Tenant shall promptly remove from the Premises all of Tenant’s personal property, unless Tenant is paying and is current on all rental obligations. “Abandonment” shall mean Tenant vacating the Premises for a period of more than sixty (60) days while also in violation of any provision specified in Section 24.1 hereof.
22.    Conveyance by Landlord    . If during the Lease Term, Landlord sells or otherwise transfers its interest in the Building and/or Premises, from and after the effective date of the sale, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease accruing or arising after the date of such transfer. Upon any conveyance of title to the Building and/or Premises, the grantee or transferee shall be deemed to have assumed Landlord’s obligations to be performed under this Lease from and after the date of such conveyance. Landlord shall transfer the then uncredited portion of the Prepaid Rent and the LOC to the grantee or transferee of Landlord’s interest in the Building and/or Premises, and upon such transfer and written assumption by the grantee or transferee, Landlord shall be released from any further responsibility or liability for the Prepaid Rent and the LOC and Tenant shall attorn to any such grantee or transferee as the new Landlord; provided, however, that Landlord shall provide Tenant with written notice of such transfer.
23.    Condemnation
23.1    If title to all of the Premises is taken for any public or quasi-public use by right of eminent domain or by private purchase in lieu of eminent domain, or if title to a portion of the Premises is taken, and a reasonable amount of reconstruction of the Premises will not result in the Premises being reasonably suitable for Tenant’s continued occupancy for the use for which the Premises are leased, in either such event, upon written notice given within thirty (30) days after the date that possession of the Premises or a part thereof is taken, Landlord or Tenant may terminate this Lease. If any part of the Premises shall be so taken and the remaining part of the Premises (after reconstruction of the then existing Building in which the Premises are located) is reasonably suitable for Tenant’s continued occupancy for the use for which the Premises are leased, this Lease, as to the part so taken, shall terminate as of the date that possession of such part is taken, and the rent shall be reduced by an amount that bears the same ratio to the rent provided in this Lease prior to such taking as the value of the portion of the Premises taken bears to the total value of the Premises immediately before the date of taking. If the Premises would not be reasonably suitable for Tenant’s use after the condemnation but can be reconstructed to be reasonably suitable for Tenant’s continued use, Landlord, at Landlord’s option, may at its own cost and expense make all necessary repairs or alterations to the Building in which the Premises, in which case this Lease shall continue, and otherwise this Lease shall terminate. There shall be no abatement of rent during such restoration except to the extent otherwise provided in this Section 23.
23.2    Tenant shall not be entitled to share in any portion of the award, and Tenant hereby expressly waives any right or claim to any part thereof. All compensation awarded or paid upon a total or partial taking of the Premises shall belong to Landlord, whether such compensation be awarded or paid as compensation for diminution in value of the leasehold or the fee. Tenant shall, however, have the right to claim and recover, only from the condemning authority and not from Landlord, any amount necessary to reimburse Tenant for the cost of removing stock and fixtures, cost of relocation, and Tenant’s goodwill; provided, however, that the foregoing shall not prohibit Tenant from prosecuting a separate claim against the condemning authority for an amount separately designated for the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property or other improvements paid for by Tenant.
24.    Default; Remedies
24.1    Tenant Defaults. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant (each, a “Default”):
24.1.1    any failure by Tenant to pay rent or any other monetary sums within 5 days of the date required to be paid;
24.1.2    the vacating or abandonment of the Premises by Tenant;
24.1.3    a failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant (including Tenant’s material compliance with the rules and regulations of the Building as applied by Landlord in a non-discriminatory manner to all tenants within the Building), where such failure continues for fifteen (15) days after written notice by Landlord to Tenant, unless such failure reasonably requires more than fifteen (15) days to cure, then Tenant shall only be required to show documented proof that Tenant has undertaken commercially reasonable efforts to remedy within the fifteen (15) day period, but in any event shall cure such failures within sixty (60) days;
24.1.4    the making by Tenant of any general assignment or general arrangement for the benefit of creditors;
24.1.5    the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days;
24.1.6    the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or
24.1.7    the attachment execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in the Lease where such seizure is not discharged within thirty (30) days.
24.2    Remedies. In the event of a Default by Tenant, Landlord may, at any time thereafter without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such Default:
24.2.1    Maintain Lease. Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due pursuant to California Civil Code section 1951.4 or any similar, successor or related provision of Law, without terminating Tenant’s right to possession irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects not to terminate the Lease, Landlord shall have the right to attempt to re-let the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease, including removal of all property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such re-letting occurs, this Lease shall terminate automatically upon the new Tenant taking possession of the Premises. Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at any time during the Lease Term may elect to terminate this Lease by virtue of such previous default of Tenant
24.2.2    Terminate Lease. Terminate Tenant’s right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s Default, including, without limitation thereto, the following: (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that is proved could be reasonably avoided; plus (d) any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease which in the ordinary course of events would be likely to result therefrom; plus (e) at Landlord’s election, such other reasonable amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law. Upon any such re-entry, Landlord shall have the right to make any reasonable repairs, alterations, or modification to the Premises which Landlord in its sole discretion deems reasonable and necessary. As used in (a) and (b) above, the “worth at the time of award” is computed by allowing interest at the rate of 10% per annum from the date of Default. As used in (c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. The term “rent,” as used in this sub-section 24.2.2, shall be deemed to be and to mean the Monthly Rent to be paid pursuant to this Lease and all other monetary sums required to be paid by Tenant pursuant to the terms of this Lease. All such amounts, other than Monthly Rent, as may become due in the future shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twelve (12) month period prior to Default, except that if it becomes necessary to compute such rent before such twelve (12) month period has occurred, then on the basis of the average monthly amount accruing during such shorter period.
24.2.3    Landlord Cure of Tenant Default. Landlord, at any time after Tenant commits a Default, and fails to cure within the appropriate notice and cure periods set forth herein, can cure such Default at Tenant’s cost. If Landlord at any time, by reason of Tenant’s Default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due within fifteen (15) days of written request therefor from Landlord and shall bear interest at the rate of 10% per annum from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional rent.
24.2.4    Default Interest. Rent not paid when due shall bear interest at the rate of 10% per annum, plus a late charge as provided in this Lease.
24.2.5    Late Charge. Tenant acknowledges that late payment of rent will cause Landlord to incur costs not contemplated by this Lease. Therefore, if any installment of rent is not received by Landlord no later than five (5) days after the date when due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the overdue rent as a late charge, which shall begin accruing the day after the date when due. Acceptance of any late charge shall not constitute a waiver of Tenant’s Default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord.
24.3    Landlord Defaults. Landlord shall not be in default under this Lease unless Tenant shall have given Landlord written notice of the breach and, within thirty (30) days after notice (or such shorter time as is reasonable in the event of an emergency), Landlord has not cured the breach or, if the breach is such that it cannot reasonably be cured under the circumstances within thirty (30) days, has not commenced diligently to prosecute the cure to completion (a “Landlord Default”). Any money judgment obtained by Tenant based upon Landlord’s breach of this Lease shall be satisfied only out of the unencumbered rents or other income from the Building receivable by Landlord and the proceeds of the sale or disposition of Landlord’s interest in the Building (whether by Landlord or by execution of judgment). Notwithstanding anything to the contrary set forth herein, if Landlord fails to make any repairs or to perform any maintenance required of Landlord hereunder and within Landlord’s reasonable control, and such failure shall persist for an unreasonable time (except in cases of emergency, not less than thirty (30) days) after written notice of the need for such repairs or maintenance is given to Landlord and unless Landlord has commenced such repairs or maintenance during such period and is diligently pursuing the same, Tenant may (but shall not be required to) following a second notice (which notice shall have a heading in at least 12-point type, bold and all caps “FAILURE TO RESPOND SHALL RESULT IN TENANT EXERCISING SELF-HELP RIGHTS”) and Landlord’s failure to commence repairs within five (5) days after receipt of such second notice, perform such repairs or maintenance in accordance with the provisions of this Lease governing Tenant’s repairs and Alterations (except without any requirement for Landlord’s consent or approval) and Landlord shall reimburse Tenant for all reasonable costs and expenses therefor within thirty (30) days after presentation of appropriate invoices and back-up documentation. If Landlord fails to reimburse Tenant within such 30-day period, Tenant shall be permitted to off-set such amount against Rent next due under the Lease until Tenant is fully compensated therefor. If as a result of a Landlord Default, Tenant’s ability to use the Premises is materially impaired, then Tenant shall be entitled to an abatement of Rent for the period commencing on the second (2nd) business day following the date on which the Premises are unusable through the date on which the Premises are again usable. In the event of a Landlord Default, Tenant may terminate this Lease upon written notice to Landlord. An “Event of Material Interference” shall occur if any work, condition or disruption at the Building is caused by Landlord (or is consented to by Landlord) and such work, condition or disruption materially interferes with Tenant’s use of the Premises for a substantial portion of any business day. Tenant shall promptly notify Landlord in writing upon the occurrence of an Event of Material Interference with such notice specifying the work, condition or disruption causing the event and the scope, time and date of such event.
25.    Subordination and Estoppel Certificates
25.1    This Lease shall be subordinate to any and all encumbrances now of record or recorded after the date of this Lease affecting the Premises, the Building, Common Area, other improvements, and land on which they are a part, and to any and all advances made on the security thereof, and to all renewals, modifications, replacements, and extensions. Tenant shall from time to time on request from Landlord execute, acknowledge, and deliver any documents or instruments that may be required by a lender, or otherwise convenient, to effectuate or acknowledge any subordination. In the event any proceedings are brought for foreclosure or in the event of the exercise of the power of sale under any mortgage, deed of trust, or other encumbrance covering the Premises, Tenant shall attorn to the purchaser as landlord, subject to and in accordance with the provisions of the Subordination, Non-Disturbance and Attornment Agreement as provided in Attachment C, attached hereto. If Tenant fails to execute, acknowledge, and deliver any such documents or instruments, Tenant irrevocably constitutes and appoints Landlord as Tenant’s special attorney-in-fact to execute, acknowledge, and deliver any such documents and instruments. Notwithstanding anything contrary specified herein, Landlord shall, within thirty (30) days after the Commencement Date as specified herein, obtain from Landlord’s mortgagee a written “non-disturbance agreement” in favor of Tenant substantially in the form attached hereto as Attachment C which contains modifications to lender’s form made by Tenant and Landlord will submit to Landlord’s lender Tenant’s proposed modifications without any representation that Tenant’s proposed changes can be made, providing that if Tenant has not committed a Default which has not been cured within the applicable notice and cure period, such party will recognize this Lease and Tenant’s rights hereunder and will not disturb Tenant’s possession hereunder, and if this Lease is by operation of law terminated in a foreclosure, that a new lease will be entered into on the same terms as this Lease for the remaining term hereof.
25.2    Landlord’s interest in this Lease, the Premises, and the Building shall not be subordinant to any encumbrances resulting from any act of Tenant, and nothing in this Lease shall be construed to require such subordination by Landlord, except as provided in the Special Lease Terms. Tenant is not authorized to place or allow to be placed any lien, mortgage, deed of trust, or encumbrance of any kind upon all or any part of the Premises and/or the Building or Tenant’s leasehold interest in the Premises, and any such purported transaction shall be void, except as provided in the Special Lease Terms. Furthermore, any such purported transaction shall be deemed a tortious interference with Landlord’s relationship with Tenant and Landlord’s fee ownership of the Premises and/or the Building, except as provided in the Special Lease Terms.
25.3    Tenant shall, at any time and from time to time, without cost or charge to Landlord, upon not less than ten (10) business days prior written request by Landlord, execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modification) and, if so, the dates to which the fixed rent and any other charges have been paid in advance, and stating the Term Commencement Date, number of options to extend the term and such other statements of fact pertinent to the terms and conditions of this Lease as Landlord may reasonably request, it being intended that any such statement delivered pursuant to this Section 25.3 may be relied upon by any prospective purchaser, encumbrancer, mortgagee, or lender (including assignees) of the Premises. The form of Estoppel Certificate is provided in Attachment B attached hereto. Landlord shall, at any time and from time to time, without cost or charge to Tenant, upon not less than ten (10) business days prior written request by Tenant, execute, acknowledge, and deliver to Tenant a similar statement.
26.    Holding Over and Surrender
26.1    If Tenant should remain in possession of the Premises after the expiration of the Lease Term and without exercising any option rights in the manner described below or without executing a new lease, such holding over shall be construed as a tenancy from month to month subject to all the conditions provision and obligations of this Lease that is consistent with a month-to-month tenancy. If such holding over is with the written approval of Landlord, the monthly rental shall be at the rate agreed upon by the parties at that time. If such holding over is without Landlord’s approval, the monthly rent shall be 150% of the Monthly Rent in effect for the last month of the Lease Term prior to the beginning of such holding over.
26.2    On the last day or sooner termination of the Lease Term, Tenant shall surrender the Premises, broom-clean, in good condition and repair (reasonable wear and tear excepted and damage due to casualty for which Landlord is responsible excepted) together with all alterations, additions, and improvements that have been made in, to, or on the Premises, except movable furniture or trade fixtures and portable improvements put in at Tenant’s expense. If Tenant fails to remove any of its property from the Premises at the end of the term, all property not removed shall be deemed abandoned by Tenant. If the Premises are not surrendered at the end of the Lease Term and Landlord has not approved Tenant continuing in the Premises, Tenant shall be liable for, and shall indemnify Landlord against, all loss or liability arising or resulting from delay by Tenant in surrendering the Premises, including but not limited to (i) any rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises.
27.    Commissions    . Both Landlord and Tenant warrant and represent that they have been informed of and consent to the fact that CBRE, Inc., represents both Landlord and Tenant. The parties acknowledge and agree that the leasing team representing Landlord and the leasing term representing Tenant are two separate and distinct teams, service separate clients, and do not share revenues. Upon full execution of this Lease, Landlord shall pay CBRE, Inc., in its capacity as Tenant’s broker, a real estate brokerage commission of Two Dollars ($2.00) per RSF per year up to a maximum of Fourteen Dollars ($14.00) per RSF as consideration for brokerage services rendered in assisting in the consummation of the Lease. Fifty percent (50%) of the commission shall be due and payable upon the full execution and delivery of the Lease, and fifty percent (50%) shall be due and payable on the Commencement Date. In addition, Landlord shall pay CBRE, Inc., in its capacity as Landlord’s broker, a real estate brokerage commission pursuant to a separate agreement between Landlord and CBRE, Inc., as consideration for brokerage services rendered to Landlord in assisting in the consummation of the Lease. Aside from CBRE, Inc., neither party has had any contact or dealing regarding this Lease, or any communication in connection with this Lease, with any person who can claim a commission or finder’s fee as a procuring cause of obtaining this Lease. If any broker or finder other than CBRE, Inc., perfects a claim for a commission or finder’s fee based on any contract, dealing or communication with Tenant, Tenant agrees to hold Landlord harmless from any cost, expense, or liability for any compensation, commission, or charges claimed by any realtor, broker, or other party acting or purporting to act on behalf of Tenant with respect to this Lease or the negotiations of this Lease. If any other broker or finder perfects a claim for a commission or finder’s fee based on any contract, dealing or communication with Landlord, Landlord agrees to hold Tenant harmless from any cost, expense, or liability for any compensation, commission, or charges claimed by any realtor, broker, or other party acting or purporting to act on behalf of Landlord with respect to this Lease or the negotiations of this Lease.
28.    True Lease    . Each of Landlord and Tenant intends for this Lease to be a “true lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease. The term of this Lease is less than the remaining economic life of the Premises. Each of Landlord and Tenant waives any claim or defense based upon the characterization of this Lease as anything other than a true lease, and Tenant stipulates and agrees not to challenge the validity, enforceability, or characterization of the lease of the Premises as a true lease and further stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest, or the like. Each of Landlord and Tenant shall support the intent of the parties that the lease of the Premises pursuant to this Lease is a true lease and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest, or the like, if, and to the extent that, any challenge occurs.
29.    Intentionally Deleted    .
30.    Notices    . All notices and demands under this Lease by either party to the other shall be in writing and shall be sufficiently given and served upon the other party if personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by recognized overnight courier and addressed as stated in the Special Lease Terms or such other address noticed by the applicable party under this Section. Such notices and demands shall be deemed effective upon the date shown as delivered on the return receipt. Either party may designate a different address by written notice.
31.    No Third Party Beneficiaries    . The parties to this Lease are Landlord and Tenant and each of their respective successors and/or assigns, and no other person or entity, whether a partner, shareholder, officer, director, employee, contractor, agent, subtenant, or business invitee of Tenant or otherwise, shall have any rights or be entitled to any benefits under this Lease.
32.    Force Majeure    . Any prevention, delay, or stoppage due to strikes, lockouts, acts of God, enemy, terrorist, or hostile governmental action, civil commotion, fire, or other casualty beyond the control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage except the obligations imposed with regard to rental and other monies to be paid by Tenant pursuant to this Lease.
33.    No Merger    . The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not result in a merger of Landlord’s and Tenant’s estates, and shall, at the option of Landlord, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.
34.    Characterization of Relationship    . It is the intent of the parties that the business relationship created by this Lease, and any related documents is solely that of a long-term commercial lease between Landlord and Tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained in this Lease. None of the agreements contained in this Lease is intended to create a partnership between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary, or employee of Landlord, or to make Landlord in any way responsible for the debts, obligations, or losses of Tenant.
35.    Limitation of Landlord’s Liability    . Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed that Landlord’s liability with respect to any of the terms and conditions of this Lease shall be limited to Landlord’s equity in the Building, any condemnation award, proceeds of insurance or of sale or other disposition of the Building.
36.    No Offer    . No contractual or other rights shall exist between Landlord and Tenant with respect to the Premises until both have executed and delivered this Lease, notwithstanding that deposits may have been received by Landlord and notwithstanding that Landlord may have delivered to Tenant an unexecuted copy of this Lease. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Tenant to lease or otherwise create any interest on the part of Tenant in the Premises.
37.    Signage    . Landlord shall include Tenant’s name, at Landlord’s cost, on the building directory sign in the lobby. Tenant shall be allowed to install, at Tenant’s cost, signage at the reception area/elevator vestibule on floors it occupies, subject to Landlord’s review and approval of location, size and design.
38.    Easements    . During the Lease Term, Landlord shall have the right to grant utility easements on, over, under and above the Premises without the prior consent of Tenant, provided that such easements will not materially interfere with Tenant’s use and quiet enjoyment of the Premises.
39.    Quiet Enjoyment    . So long as Tenant is not in default under this Lease, Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease as against Landlord and any person claiming by, through or under Landlord.
40.    Security System
40.1    Installation. Tenant may install, at Tenant’s cost and expense, a proximity card system or equivalent at the entries to and throughout the Premises (a “Security System”).
40.2    Plans and Specifications. Landlord will have the right to review and approve all plans and specifications for the Security System and for the installation of the Security System and any related equipment. Landlord’s approval of the Security System and related equipment shall not be unreasonably withheld, conditioned, or delayed.
40.3    Installation and Maintenance Costs. Tenant will be solely responsible for all costs and expenses incurred in installing, maintaining and repairing the Security System, except that the Tenant Improvement Allowance may be applied to the acquisition and installation thereof.
41.    General
41.1    Governing Law. This Lease shall be construed and governed in all respects by the laws of the State of California.
41.2    Amendment. This Lease and any term of this Lease may be amended, discharged, or terminated only by a written instrument signed by the party against whom enforcement of such amendment, discharge, or termination is sought.
41.3    Execution of Documents. Each party agrees to execute, with acknowledgment or certification as necessary, all instruments and agreements that are reasonably necessary or convenient in fulfilling the purposes of this Lease.
41.4    Binding on Successors and Assigns. This Lease shall be binding on each party and the party’s heirs, successors, assigns, executors, and administrators.
41.5    Integration. This Lease, any attached exhibits and attachments, and the documents expressly described or referred to in this Lease constitute all of the understandings and agreements existing between the parties concerning the subject of this Lease and the rights and obligations created under it. Neither party has made or relied upon any agreement, warranty, representation, promise, or statement, whether oral or written, not expressly included in this Lease.
41.6    Waivers, Delays, and Omissions. One or more waivers, consents, or approvals by any party of any covenant, condition, or tenant act or any breach under this Lease shall not be construed as a waiver, consent, or approval of any subsequent condition, covenant, act, or breach or as a consent or approval to the same or any other covenant or condition. The acceptance by Landlord of any rent shall not be deemed a waiver of or acquiescence to any breach other than the payment of that rent amount itself, notwithstanding that the acceptance of the rent occurs at a time after the breach and that Landlord is aware of the breach at the time of the rent acceptance. A waiver by any party of any breach, and any consent or approval by any party, shall only be accomplished by a written document identifying the item being waived or approved. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default of the other party under this Lease shall impair any such right, power, or remedy of the party not in breach or default.
41.7    Form and Gender. Whenever the singular number or plural number is used, when required by the context, each shall include the other; and the masculine, feminine, and neuter genders shall include the others. The word “person” shall include corporation, firm, or association. If there is more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.
41.8    References. References in this Lease to sections, paragraphs, subparagraphs, and exhibits are references to sections, paragraphs, and subparagraphs in this Lease and exhibits attached to this Lease unless specified otherwise.
41.9    Section Headings. Section headings are for the convenience of the parties and do not form a part of this Lease.
41.10    Construction. The parties agree that this Lease is a negotiated agreement, with each party free to review and negotiate each section of the Lease and otherwise clarify all sections of the Lease that appear to the party (at the time of signing) to be ambiguous or unclear, and that both parties are, therefore, deemed to be the drafting parties, and that, therefore, the rules of construction to the effect that any ambiguities are to be resolved against the drafting party or parties shall not be employed in the interpretation of this Lease.
41.11    Unenforceable Provisions. If all or part of any one or more of the provisions contained in this Lease is for any reason held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provisions, and this Lease shall be equitably construed as if it did not contain the invalid, illegal, or unenforceable provision.
41.12    Attorneys’ Fees. In the event an action is brought to enforce or interpret the provisions of this Lease, the prevailing party in such action shall be entitled to an award of its attorneys’ fees and costs incurred in such action, including any fees and costs incurred in any appeal and in any collection effort.
41.13    Time. Time is of the essence of each and every provision of this Lease in which time is an element. Each party specifically acknowledges that such party’s failure to timely perform each and every one of its obligations under this Lease could cause serious damages to the other party.
41.14    Warranty of Authority. The parties hereto each warrant that the person executing this Lease on behalf of such entity has the authority to execute this Lease on behalf of such entity or other person, and that no consent or approval by any third person is required for such entity to enter into and perform its obligations under this Lease.
41.15    Counterparts. This Lease and all amendments and supplements to it may be executed in counterparts, and all counterparts together shall be construed as one document.
41.16    Separate Representation. Each party acknowledges that he has been separately represented by independent counsel and such other advisors as the party deems appropriate in the negotiation, drafting, and entry into this Lease, and has had an opportunity to have such counsel and other advisors review this Lease on behalf of that party, and that the party has had this Lease so reviewed to the full extent that the party deems necessary or advisable.
IN WITNESS WHEREOF, the parties have executed this Lease effective as of the date first written above. :

“Landlord”:	140 Partners, L.P.,
a California limited partnership
By Ou Interests, Inc., dba Group I , general partner

By:
Joy Ou, Its President
Execution Date: ___________________, 2015

“Tenant”:	Skullcandy, Inc., a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:
Execution Date: ___________________, 2015

EXHIBIT A
Premises Floor Plans

14,597 rentable square feet
EXHIBIT B-1
Tenant’s Space Plan

Attached

EXHIBIT B-2
Landlord’s Work
340 Bryant Street Delivery Condition
Core, Shell & Pre-Tenant Improvement Requirements

Restrooms/Path of Travel/Bike Storage

▪	Adequate restrooms will be provided on each occupied level (excluding mezzanine) to meet the current code for office occupancy

▪	Restrooms to meet current ADA requirements

▪	8 shower stalls – two shower stalls per floor

▪	A class 1 bike storage room with space sufficient for 12 bikes

▪	All path of travel to and within the Premises complete and upgraded to current code at time of delivery (Landlord to provide path of travel drawings to Tenant)

Stairs/Exiting/Elevator

▪	Adequate stairs and exit widths from the Premises to the ground floor; and as may be required in the Premises; and out to the street for code compliant exiting for office use

▪	Basic card reader building access system will be installed on the main entry

▪	New elevator to service all floors, including the roof deck but excluding the mezzanine, will be installed

▪	Tenant will be responsible for any modifications or additions to the exit path and/or exit signage resulting from their build-out or use, subject to Landlord’s approval

HVAC

▪
Rooftop mounted HVAC heat pumps for VRF system will be provided and be sufficient to maintain a comfortable temperature range (no higher than 74 degrees in summer and no lower than 70 degrees in winter) and operate in accordance with ASHRAE 62(-2001) for occupancy headcount at 1/125 RSF

▪
HVAC system will provide stubbed-out refrigerant lines from the rooftop heat pumps will be provided at two central locations per floor (excluding mezzanine). Tenant to be responsible for permitting and installation of interior distribution as required by its build-out

Fire Sprinkler & Life-Safety

▪
Fully functioning detection/notification fire-life safety head end system with devices distributed per code throughout the Premises for a general open office layout. Tenant to be responsible for permitting and installation for changes to layout. Tenant shall relocate and/or install additional devices as required for its build-out

▪
Fire sprinkler system in good working order, distributed per code throughout the Premises, with quick action heads upturned for open ceiling distribution for a general open layout. Tenant to be responsible for permitting and installation for changes to layout. Tenant shall relocate and/or install additional laterals and heads as required for its build-out

Exterior/Shell/Structure

▪	All seismic upgrades required by current code

▪	Building to be weather tight.

▪	Shell, roof, perimeter and glazing systems to be code compliant including, but not limited to Title 24 energy codes

Windows
New double pane windows will be installed within existing metal frames

Interior/Structure

▪
All drywall or plaster interior or perimeter surfaces to be delivered code compliant, fire caulked and finished to a Level 4 standard, with all gaps and holes patched and smoothed, ready for Tenant’s paint finish

▪	All remaining vestiges of previous interior improvements demolished and brought back to the core/shell

▪	All concrete wall surfaces clean and ready for Tenant’s paint

▪	All floors level to within reasonable level within existing building structure, ready for Tenant’s flooring material installation, with all previous flooring material stripped away

Kitchen Plumbing/Waste

▪	Provide cold and hot water supply, waste and vent stubbed to floor 1 to 4 (excluding mezzanine) of the Premises

Power and Data

▪	The Building will be equipped with a 480V/3-Phase/3-Wire amp system as the Building’s incoming power system

▪
Power supplied to central electrical closet on each floor 1 to 4 (excluding mezzanine) with sufficient power under a 208V/3-Phase/4-Wire system including transformers and electrical sub-panels/distribution panels to provide both 120v and 208v, totaling five (5) Watts/RSF, for Tenant use exclusive of HVAC loads.

▪	Internet access point will be provided from central electrical closet on each floor 1 to 4 (excluding mezzanine)

▪	Adequate vertical riser space for tenant’s cabling and communications lines

Hazardous Materials

▪	All hazardous materials abated and removed from the Premises.

Outdoor Spaces/Roof Deck/Patio:

▪	ADA accessible patio on the Bryant Street side of the Building with exterior lighting and new landscaping pending Caltrans’ approval

▪	ADA accessible roof deck with elevator access

▪	Finishes of the roof deck shall be of the following:

•	Stone or similar pavers on pedestals

•	Metal trellis surrounding HVAC equipment

•	Planter boxes as indicated on drawing plan

•	Metal railing with glass panels
Building Lobby & Common Areas

▪	Common area finishes shall of the following:

•	Exposed concrete walls, columns and beams

•	Cleaned concrete floors; ; floor areas for lobby, stair treads and ground floor corridor will be sealed

•	Exposed floor joists on the underside of the floor 2

•	Exposed electrical conduits and HVAC equipment

•	Exposed fire sprinkler lines

▪	Tenant shall have the right to improve the finishes and lighting in the Common Areas, subject to Landlord’s approval

Environmental

▪	All hazardous materials (inclusive of asbestos and lead-based paint) removed or otherwise remediated to Tenant’s reasonable satisfaction

EXHIBIT C
Signage

(N) SIGNAGE MARQUEE
BUILDING NUMBER BY OTHERS
45' - 0" OVRL SIGNAGE MARQUEE HEIGHT
340
TOP OF ROOF DECK
44' - 0"
TOP OF W. ROOF
43' - 4"
4TH FLOOR
31' - 6"
3RD FLOOR
18' - 6"
2ND LEVEL
9' - 6"
1ST LEVEL
0"
ENTRY LEVEL
-4' - 0"
14' - 0"
SIGNAGE
MOUNTED ABOVE
ENTRY AWNING
ENTRY NUMBERING:
1/8" STAINLESS STEEL OR
ALUMINUM W ATERJET CUT
NUMBERS, 18" HIGH.
MOUNTED DIRECTLY TO
FACE OF AWNING

1 ENLARGED SOUTH ELEVATION

3/16" = 1'-0"

EXHIBIT D
Rules and Regulations

1.Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation and interests of the Building and its tenants.
2.    No sign, placard, picture, name, advertisement or notice, visible from the exterior of leased premises shall be inscribed, painted, affixed or otherwise displayed by any tenant either on its premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of the tenant.
3.    If Landlord shall have given such consent to any tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.
4.    The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. Landlord reserves the right to restrict the amount of directory space utilized by Tenant.
5.    No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window on any premises without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, all such items shall be installed inside of Landlord's standard draperies and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building.
6.    Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 7:00 A.M. and at all hours on Saturdays, Sundays and Holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.
7.    Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.
8.    During any invasion, terrorist act, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right to access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.
9.    No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any tenant for any loss of property on the premises, however occurring, or for any damage done to the property of any tenant by the janitor or any other employee or any other person. Janitorial service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include beating or cleaning of carpets or mgs or moving of furniture or other special services. Janitorial service will not be furnished on nights when rooms are occupied after 9:00 P.M. Window cleaning shall be done only by Landlord, and at such intervals and such hours as Landlord shall deem appropriate.
10.    No tenant shall obtain for use upon its premises ice, drinking water, food, beverage, towel or other similar services, or accept barbering or bootblacking services in its premises, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.
11.    Each tenant shall see that the doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.
12.    No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Landlord. If Landlord shall give its consent, the tenant shall in each case furnish Landlord with a key for any such lock.
13.    Upon the termination of its tenancy, Tenant shall deliver to Landlord all keys to doors in the Building and the Premises.
14.    The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.
15.    No tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord.
16.    No tenant shall use, keep (or permit to be used or kept in its premises) any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein.
17.    No cooking shall be done or permitted by any tenant on its premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees shall be permitted, nor shall such premises be used for lodging.
18.    Except with the prior written consent of Landlord, no tenant shall sell, or permit the sale, at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barbershop, beauty parlor, or any business or activity other than that specifically provided for in such tenant's lease.
19.    Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to all premises shall be subject to the written approval of Landlord. All electrical appliances must be grounded and must meet UL Label Standards.
20.    No tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls of the Building.
21.    No tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the door of its premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.
22.    No furniture, freight, equipment, packages or merchandise will be received in the Building or carried up or down the elevators, except between such hours, through such entrances and in such elevators as shall be designated by Landlord. Landlord reserves the right to require that moves be scheduled and carried out during non- business hours of the Building. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the Tenant.
23.    No tenant shall overload the floor of its premises or mark, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface such premises or any part thereof.
24.    There shall not be used in any space, or in the public areas of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards. No other vehicles of any kind shall be brought by any tenant into or kept in or about any premises in the Building.
25.    Each tenant shall store all its trash and garbage within the interior of its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Francisco without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.
26.    Canvassing, soliciting, distribution of handbills and other written materials and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.
27.    Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.
28.    Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.
29.    Except as otherwise restricted below or by Landlord, Tenant is permitted to bring up to three (3) dogs onto the Premises provided such animals are not kept, bred or raised for commercial purposes. Landlord permission is required to bring any other type of pet into the Building. No pet shall be allowed in the Building that the Landlord determines to be a threat to the safety, welfare, quiet comfort or enjoyment of other Tenants and invitees. If Landlord determines that a pet is a nuisance, annoyance or threat, the pet will be required to be removed from the Building. Pet owners agree to comply with the following requirements for pets brought into the Building:
a.The California State Health and Safety Code.
b.All applicable Laws such as but not limited to licensing, vaccinations, leashing, sanitation, etc.
c.All dogs must be spayed or neutered. No puppies (four (4) months or less) are allowed, and no adult dog, fully grown, shall exceed forty (40) pounds.
d.All dogs must be restrained on a leash at all times in Common Areas and under no circumstances are they to be allowed to run free in the Building or on the roof deck.
e.Any pet found off-leash in the Common Areas or the roof deck may be removed to a pound or animal shelter by calling the appropriate authorities.
f.No pets are allowed in the common shower rooms at any time.
g.No pets are allowed in the elevators at any time. The pet and its handler/owner may only take the stairs.
h.In no event shall any pit bull, rottweiler, doberman pinscher, mastiff, canaria press, or any other dog breed known as a "fighting breed" or mix thereof be allowed in the Building.
i.The Common Areas (including, but not limited to, hallways, stairwells, elevators, patios, decks, balconies, courtyards, the northern portion of the roof deck, roof, sidewalks, and landscaping beds) and the southern portion of the roof deck shall not be used for relieving of pets’ bodily functions. Any accidental defecation must immediately be removed and disposed of by the pet’s owner and the area cleaned and sanitized. The cost of cleaning and deodorizing Common Areas due to pet “accidents” is the pet owner’s obligation.
j.Within five (5) business days following Tenant's receipt of Landlord's written request therefor, Tenant shall provide Landlord with reasonable satisfactory evidence showing that all current vaccinations have been received by each of the pets within the Premises.
k.No pets shall be brought into the Building if any such pet is ill or contracts a disease that could potentially threaten the health or wellbeing of any tenant or occupant of the Building. Notwithstanding any provision to the contrary contained in this Amendment, Landlord shall have the unilateral right at any time to rescind Tenant's right to have pets in the Building, if in Landlord's reasonable judgment, any such pets are found to be a substantial nuisance (for purposes hereof, a pet may found to be a “substantial nuisance” if such pet defecates in the Common Areas, damages or destroys property at the Building or exhibits threatening behavior).
l.Damages to the Common Areas by pets shall be billed to the Tenant at the current replacement and/or repair cost, plus reasonable documented administrative expenses, not to exceed $1,000 per occurrence. The expense limit does not apply to liability for injury to persons caused by pets.
m.Pet owners are responsible for controlling the noise of their pets. Pet owners are responsible for any personal injury or property damage caused by their pets.
n.Pets shall not be left unattended in the Premises at any time, or in any of the Common Areas of the Building.
o.Tenants shall not allow any visitor to bring a pet into the building. This rule does not apply to any animal used by a tenant or visitor that is needed as a reasonable accommodation for the tenant or visitor’s disability.
p.In accordance with applicable Laws, service animals that assist persons with disabilities are considered to be auxiliary aids and are exempt from the pet rules (d) through (h) noted herein. Examples include guide dogs for persons with vision impairments, hearing dogs for persons with hearing impairments, and emotional assistance animals for persons with chronic mental illness.
a.The feeding of stray animals and wild birds at the Building is strictly prohibited as they pose a health hazard and are a nuisance to the other tenants in the Building.
30.    Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.
31.    These Rules and Regulations may be changed from time to time in a reasonable and non-discriminatory manner, as Landlord may deem reasonably appropriate, and are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terns, covenants and conditions of the Lease.
ATTACHMENT A
Exclusions from term “operating expenses”
(a)    costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or reconstruction or redevelopment, or original or future leasing of the Building, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;
(b)    depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment, but not excluding depreciation expenses for the amortization of the cost of capital improvements for reducing operating expenses (but only to the extent of actual reductions) or causing the Building to comply with applicable legal requirements enacted after the Commencement Date (which amortization shall be over the useful life of such capital improvement);
(c)    costs for which is reimbursed (or entitled to reimbursement) by any tenant or occupant of the Building or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;
(d)    any bad debt loss, rent loss, or reserves for bad debts or rent loss;
(e)    the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building
(f)    costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings or other objects of art;
(g)    any costs expressly excluded from operating expenses elsewhere in this Lease;
(h)    costs arising from the negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;
(i)    costs incurred to comply with laws relating to the removal of Hazardous Material (as defined in the Lease) from the Building;
(j)    costs arising from Landlord’s charitable or political contributions;
(k)    advertising and promotional expenditures (whether for existing tenants or in order to attract new tenants), and costs of acquisition and maintenance of signs in or on the Building to identify the owner of the Building or other tenants;
(l)    marketing costs, including leasing commissions, attorneys’ fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;
(m)    costs, including permit, license and inspection costs, incurred with respect to the installation of tenants’ improvements made for tenants in the Building incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants in the Building;
(n)    expenses in connection with services or other benefits for which Tenant is charged directly;
(o)    costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building or any applicable laws;
(p)    costs for services normally provided by a property manager where operating expenses already include a management fee to such property manager;
(q)    costs arising from latent defects of any tenant improvements, or repair thereof;
(r)    costs (including in connection therewith all attorneys’ fees and costs of settlements, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord and/or the Building;
(s)    the cost of making any repairs, replacements or modifications to the Building that are required by any federal, state, and local laws, ordinances, rules and regulations, court orders, governmental directives, governmental orders and interpretations of the foregoing (“Applicable Laws”) in effect as of, and as interpreted and enforced by governmental authority having jurisdiction or responsibility for such law as of, the Commencement Date, including without limitation the ADA and any similar state or local law;
(t)    expenses in connection with services or benefits of a type which are not provided to Tenant but which are provided to other tenants or occupants of the Building;
(u)    rental under any ground or underlying lease;
(v)    amounts paid to subsidiaries or other affiliates of Landlord (i.e., persons or companies controlled by, under common control with, or which control, Landlord) for services on or to the Land, the Building or the Premises (or any portion thereof), to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or other affiliate of Landlord; and
(w)    costs associated with the operation of the business of the partnership or entity which constitutes Landlord, or the operation of any parent, subsidiary or affiliate of Landlord, as the same are distinguished from the costs of operation of the Building, including without limitation costs of any disputes between Landlord and its employees or disputes of Landlord with third-party building management.
(x)    Attorneys' fees, accountants' fees, arbitration fees and other costs and expenses incurred in connection with (i) any audits conducted by any past or present tenant; (ii) any existing or prospective leasing, lease renewal, lease termination, lease modification or other negotiations; (iii) disputes with employees, present or prospective tenants or other occupants of the Building, or their assignees or subtenants, lenders or ground landlords; or (iv) the violation or alleged violation by Landlord or any other tenant of the Building of the terms and conditions of any lease of space on the Building.
ATTACHMENT B
Form of Estoppel Certificate

ESTOPPEL CERTIFICATE

_____________________, 20__
_________________________
_________________________
_________________________

Re: 340 Bryant Street, San Francisco, CA

Gentlemen:
You and your successors, assigns, and designees (collectively, “Buyer”) are hereby advised that the undersigned is the tenant (“Tenant”) and present occupant of the ground floor of 340 Bryant Street, Sab Francisco, California (the “Premises”). Tenant has been advised that you intend to [purchase / finance] the real property and improvements of which the Premises are a part (the “Property”). As an inducement to [Buyer’s purchase / Lender’s funding] of the Property, Tenant hereby certifies and warrants as follows:
1.    Tenant is leasing the Premises under the provisions of a lease agreement dated _____________________________________ from __________________________________ (“Landlord”), as amended by _____________________________________ (collectively the “Lease”). Attached hereto is a true, complete and correct copy of the Lease, which contains all of the understandings and agreements, whether oral or written, between Landlord and Tenant with respect to the Premises. The Lease has not been amended or modified, either verbally or in writing, except as attached hereto.
2.    The commencement date of the term of the Lease is _______________________, and Tenant’s obligation to pay rent has commenced. The expiration date of the Lease is _______________________________, and if the expiration date has already occurred, the Lease is now on a month-to-month basis. The Premises are deemed to contain ________ square feet of rentable area.
3.    (a)    The Lease provides for monthly base rent. Monthly base rent is currently payable in the amount of $_____________________, and such monthly base rent commenced to accrue on __________, _____;
(b)    The Lease provides for Tenant to pay a pro rata share of operating expenses and direct taxes over a Base Year and direct expenses for utilities, janitorial and refuse removal. Additional charges presently payable under the terms of the Lease are: (if none, insert “None”): ____________, and have been paid through ___________. Tenant is currently paying $_____________ per month for the foregoing expenses.
(c)    No rent has been paid by Tenant in advance under the Lease except for the monthly rent that became due for the current month, and rent and all other amounts payable by Tenant under the Lease are fully paid through _____________.
4.    The Lease contains no first right of refusal, option to purchase, option to extend, option to terminate, or exclusive business rights, except as follows: One option to extend for 5 years, subject to Section 7 of the Lease.        .
5.    Landlord is holding a security deposit of $______________________. The undersigned shall not look to you, your successors or assigns for the return or credit of the security deposit or any prepaid rent unless said monies have been so designated and transferred to you.
6.    Tenant has accepted possession of the Premises pursuant to the terms of the Lease, and the Lease is in full force and effect. Tenant has not sublet any portion of the Premises, and Tenant has not assigned its interest in the Lease, except as follows: __________. To Tenant’s actual knowledge, Landlord has fulfilled all of its duties and obligations under the Lease, and neither Tenant nor Landlord is in default under the terms, covenants or obligations of the Lease. To Tenant’s actual knowledge, Tenant has no offsets, counterclaims or credits against rentals, nor does Tenant possess or assert any claims against Landlord for any failure of performance of any of the terms of the Lease, except as follows: __________. The improvements and space required to be furnished according to the Lease have been completed in all respects, except as follows: __________. Landlord has no obligation to construct, refurbish, install, rehabilitate or renovate any existing or additional improvements in the Premises or in the Property, except as follows: __________.        .
7.    Tenant has no notice of a prior assignment, hypothecation or pledge of rents under the Lease or of the Lease, except as follows: __________.
8.    There has not been filed by or against Tenant any petition in bankruptcy, voluntary or otherwise, or an assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or of any State, or any other action brought under such bankruptcy laws.
9.    Tenant acknowledges that all of Tenant’s covenants and representations contained in this Estoppel Certificate are made with the understanding that [Buyer / Lender] shall rely on them in connection with its purchase of the Property.
10.    Upon Buyer’s notice of closing its acquisition of the Property, Tenant shall make all rental and other payments and send all other notices under the Lease to Buyer at:
Attn:
or to such other entity or address as Landlord shall direct in writing.
Dated: _________________, ____

(Name of Tenant)

(Signature)
ATTACHMENT C
Form of Subordination, Non-Disturbance and Attornment Agreement

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) made as of the ___ day of ____________, 20__, by and among ______________________________, having its offices at ______________(“Lender”), ____________________, having an office at ______________________ (“Tenant”) and ________________-, having an office at ____________________ (“Landlord”).

WITNESSETH:

WHEREAS, Lender has agreed to make a loan (the “Loan”) to Landlord:

WHEREAS, the Loan will be evidenced by a promissory note (the “Note”) made by Landlord to order of Lender and will be secured by, among other things, a deed of trust and security agreement (the “Deed of Trust”) of even date herewith made by Landlord to Lender covering the land (the “Land”) described on Schedule A hereto and all improvements (the “Improvements”) now or hereafter located on the land (the Land and the Improvements hereinafter collectively referred to as the “Trust Property”); and

WHEREAS, by a lease dated as of [______________] (which lease, as the same may have been amended and supplemented, is hereinafter called the “Lease”), Landlord leased to Tenant approximately [__________] square feet of space located in the Improvements (the “Premises”); and

WHEREAS, the parties hereto desire to make the Lease subject and subordinate to the Deed of Trust.

NOW, THEREFORE, the parties hereto, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2.The Lease, as the same may hereafter be modified, amended or extended, and all of Tenant’s right, title and interest in and to the Premises and all rights, remedies and options of Tenant under the Lease, are and shall be unconditionally subject and subordinate to the Deed of Trust and the lien thereof, to all the terms, conditions and provisions of the Deed of Trust, to each and every advance made or hereafter made under the Deed of Trust, and to all renewals, modifications, consolidations, replacements, substitutions and extensions of the Deed of Trust, so that at all times the Deed of Trust shall be and remain a lien on the Trust property prior and superior to the Lease for all purposes; provided, however, and Lender agrees, that so long as no default of Tenant has occurred under the Lease that remains uncured beyond applicable notice and cure periods; then, and in such event Tenant’s leasehold estate under the Lease shall not be terminated, Tenant’s possession of the Premises shall not be disturbed by Lender and Lender will recognize this Lease and accept the attornment of Tenant. Notwithstanding the foregoing, Lender shall not in any event have any liability for any default by Landlord under the Lease occurring prior to the date on which Lender shall have succeeded to the rights of Landlord under the Lease (including without limitation any liability under any warranty of construction).

3.Notwithstanding anything to the contrary contained in the Lease, Tenant hereby agrees that in the event of any act, omission or default by Landlord or Landlord’s agents, employees, contractors, licensees or invitees which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate the Lease, or to claim a partial or total eviction, or to reduce the rent payable thereunder or credit or offset any amounts against future rents payable thereunder (excluding Tenant’s remedies under Sections 7, 9.3, and 9.4 of the Lease), Tenant will not exercise any such right (i) until it has given written notice of such act, omission or default to Lender by delivering notice of such act, omission or default, by certified or registered mail, addressed to Lender at Lender’s address as given hereby or at the last address of Lender furnished to Tenant in writing, and (ii) until a period of not less than sixty (60) days for remedying such act, omission or default shall have elapsed following the giving of such notice. Notwithstanding the foregoing, in the case of any default of Landlord which cannot be cured within such sixty (60) day period, if Lender shall within such period comment in writing and proceed promptly to cure the same (including such time as may be necessary to acquire possession of the Premises if possession is necessary to effect such cure) and thereafter shall prosecute the curing of such default with diligence, then the time within which such default may be cured by Lender shall be extended for such period as may be necessary to complete the curing of the same with diligence. Tenant shall also give a copy of any such notice hereunder to any successor to lender’s interest under the Deed of Trust, provided that lender or such successor notifies Tenant of the name and address of the party Tenant is to notify. Lender’s cure of Landlord’s default shall not be considered an assumption by Lender of Landlord’s other obligations under the Lease. Unless Lender otherwise agrees in writing, Landlord shall remain solely liable to perform Landlord’s obligations under the Lease (but only to the extent required by and subject to the limitation included with the Lease), both before and after Lender’s exercise of any right or remedy under this Agreement; provided, however, the foregoing exemption of Lender shall not apply after Lender has required Tenant to attorn to Lender. If Lender or any successor or assign become obligated to perform as Landlord under the Lease, such person or entity will be released from those obligations when such person or entity assigns, sells or otherwise transfers its interest in the premises or the Trust Property.

4.Without limitation of any of the provisions of the Lease, in the event that, by reason of any default under the Deed of Trust on the part of Landlord, Lender or its successors or assigns shall succeed to the interest of Landlord or any successor to Landlord, then subject to the provisions of this Agreement including, without limitation, Paragraph 1, above, the Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to and accept Lender or its successors or assigns and to recognize Lender or its successors or assigns as its Landlord under the Lease for the then remaining balance of the term thereof, and upon request of Lender or its successors or assigns, Tenant shall execute and deliver to Lender or its successors or assigns an agreement of attornment satisfactory to Lender or such successor or assign.

5.If Lender or its successors or assigns shall succeed to the interest of Landlord or any successor to Landlord, Lender or its successors or assigns shall recognize Tenant and its rights under this Lease and shall assume the obligations of Landlord thereunder, provided that, in no event shall Lender or its successor or assigns have any liability for any act or omission of any prior landlord under the Lease which occurs prior to the date Lender or such successor or assign shall succeed to the rights of Landlord under the Lease, nor any liability for claims, offsets or defenses which Tenant might have had against Landlord and in any event Lender and its successors or assigns shall have no personal liability as successor to Landlord and Tenant shall look only to the estate and property of Lender or its successors or assigns in the Land and the Improvements for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender or its successors or assigns as Landlord under the Lease, and no other property or assets of Lender or its successors or assigns shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease, the relationship of Landlord and Tenant thereunder or Tenant’s use or occupancy of the Premises.

6.Tenant agrees that no prepayment of rent or additional rent due under the Lease of more than one month in advance (other than the Prepaid Rent, as defined in the Special Lease Terms of the Lease), and no amendment, modification, surrender or cancellation of the Lease, shall be binding upon or as against Lender, as holder of the Deed of Trust, and as Landlord under the Lease if it succeeds to that position, unless consented to in writing by Lender. In addition, and notwithstanding anything to the contrary set forth in this Agreement, Tenant agrees that, except for the completion of Landlord’s Work (as described in Exhibit B to the Lease), the Tenant Improvement Allowance set forth in Section 9.3 of the Lease, and the Test-Fit Allowance set forth in Section 9.4 of the Lease, Lender, as holder of the Deed of Trust, and as landlord under the Lease if it succeeds to that position, shall in no event have any liability for the performance or completion of any initial work or installations or for any loan or contribution or rent concession towards initial work, which are required to be made by Landlord (A) under the Lease or under any related Lease documents or (B) for any space which may hereafter become part of said Premises, and any such requirement shall be inoperative in the event Lender succeeds to the position of Landlord prior to the completion or performance thereof. Tenant further agrees with Lender that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Lender’s prior written consent.

7.Tenant shall cause Lender to be named as an additional insured in policies of insurance required to be carried by Tenant under Section 10 of the Lease.

8.Landlord represents and warrants that the Lease was duly executed by Landlord and all consents, resolutions or other approvals required for Landlord to execute the Lease were obtained. Tenant represents and warrants that the Lease was duly executed by Tenant and all consents, resolutions or other approvals required for Tenant to execute the Lease were obtained.

9.Tenant further represents and warrants to Lender that as of the date hereof (i) Tenant is the owner and holder of Tenant’s interest under the Lease, (ii) the Lease has not been modified or amended, (iii) the Lease is in full force and effect, (iv) the Premises have been completed, (v) to Tenant’s knowledge, neither Tenant nor Landlord is in default under any of the terms, covenants or provisions of the Lease and Tenant to its actual knowledge knows of no event which but for the passage of time or the giving of notice or both would constitute an event of default by Tenant or Landlord under the Lease, (vi) neither Tenant nor Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, (vii) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof; provided, however, that Landlord acknowledges that Tenant has paid the first month of monthly rent in advance, and (viii) to Tenant’s actual knowledge there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Lease.

10.Tenant and Landlord shall provide a document similar to this to any Lender making a loan secured by property including the Premises the proceeds of which loan are used to repay the loan secured by the Deed of Trust in whole or part as may be agreed to by such lender and subject to such reasonable modifications as may be requested by such lender.

11.In the event of foreclosure of the Deed of Trust (by judicial process, power of sale or otherwise) or conveyance in lieu of foreclosure, which foreclosure, power of sale, or conveyance occurs prior to the expiration date of the Lease, including any extensions and renewals of the Lease now provided thereunder, and so long as Tenant is not in default under any of the terms, covenants and conditions of the Lease beyond any applicable grace or cure period, Lender agrees on behalf of itself, its successors and assigns, and on behalf of any purchaser at such foreclosure ("Purchaser") that Tenant shall not be disturbed in the quiet and peaceful possession of the Premises. Tenant acknowledges that Lender has a claim superior to Tenant's claim for insurance proceeds, if any, received with respect to the Improvements, the Land, or the Trust Property.

12.This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute and be construed as one and the same instrument.

13.All remedies which Lender may have against Landlord provided herein, if any, are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Landlord or others. If any party consists of multiple individuals or entities, each of same shall be jointly and severally liable for the obligations of such party hereunder.

14.The reasonable cost of attorneys’ fees and disbursements for any legal action or arbitration between or among the parties arising out of any dispute or litigation relating to enforcement of this Agreement shall be borne by the party(s) against whom a final decision is rendered.

15.All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if mailed, upon the first to occur of receipt or the refusal of delivery as shown on a return receipt, after deposit in the United States Postal Service certified mail, postage prepaid, addressed to the address of Landlord, Tenant or Lender appearing below, or, if sent by telegram, when delivered by or refused upon attempted delivery by the telegraph office. Such addresses may be changed by notice given in the same manner. If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to such party.

Lender’s Address:

___________________________________________
___________________________________________
___________________________________________
___________________________________________
Attention:___________________________________

With a copy to:

___________________________________________
___________________________________________
___________________________________________
___________________________________________
Attention: ___________________________________

Tenant’s Address:

___________________________________________
___________________________________________
___________________________________________
___________________________________________
Attention: ___________________________________

With a copy to:

___________________________________________
___________________________________________
___________________________________________
___________________________________________
Attention: ___________________________________

Landlord’s Address:

___________________________________________
___________________________________________
___________________________________________
___________________________________________
Attention: ___________________________________

With a copy to:

___________________________________________
___________________________________________
___________________________________________
___________________________________________
Attention: ___________________________________

16.    This Agreement shall be interpreted and construed in accordance with and governed by the laws of the State of California.

17.    This Agreement shall apply to, bind and inure to the benefit of the parties hereto and their respective successors and assigns. As used herein “Lender” shall include any subsequent holder of the Deed of Trust and any purchaser at any foreclosure or trustee’s sale.

18.    Landlord, Tenant and Lender agree that unless Lender shall otherwise consent in writing, Landlord’s estate in and to the Trust Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Landlord or Tenant or any third party by purchase, assignment or otherwise.

19.    Tenant acknowledges that Landlord has assigned to Lender its right, title and interest in the Lease and to the rents, issues and profits of the Trust Property and the Property pursuant to the Deed of Trust, and that Landlord has been granted the license to collect such rents provided no Event of Default has occurred under, and as defined in, the Deed of Trust. Tenant agrees to pay all rents and other amounts due under the Lease directly to Lender upon receipt of written demand by Lender, and Landlord hereby consents thereto. The assignment of the Lease to Lender, or the collection of rents by Lender pursuant to such assignment, shall not obligate Lender to perform Landlord’s obligations under the Lease.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[LENDER]

By: ____________________________________

Its: ____________________________________

[LANDLORD]

By: ____________________________________

Its: ____________________________________

[TENANT]

By: ____________________________________

Its: ____________________________________

[Add Acknowledgments]

ATTACHMENT D
DISABILITY ACCESS OBLIGATIONS UNDER
SAN FRANCISCO ADMINISTRATIVE CODE CHAPTER 38

Before Tenant enters into the Lease with Landlord, for the following property 340 Bryant Street, San Francisco, California (the “Property”), please be aware of the following important information about the Lease:
Tenant May Be Held Liable for Disability Access Violations on the Property. Even though Tenant is not the owner of the Property, Tenant, as the tenant, as well as the Property owner, may still be subject to legal and financial liabilities if the leased Property does not comply with applicable Federal and State disability access laws. Tenant may wish to consult with an attorney prior to entering this Lease to make sure that Tenant understands its obligations under Federal and State disability access laws. Landlord must provide Tenant with a copy of the Small Business Commission Access Information Notice under Section 38.6 of the Administrative Code in Tenant’s requested language (e.g., English, Spanish, Chinese). For more information about disability access laws applicable to small businesses, Tenant may wish to visit the website of the San Francisco Office of Small Business or call 415‑554-6134.
The Lease Must Specify Who Is Responsible for Making Any Required Disability Access Improvements to the Property. Under City law, the Lease must include a provision in which Tenant and Landlord agree upon each of their respective obligations and liabilities for making and paying for required disability access improvements on the leased Property. [See Section 6 of the Lease.] The Lease must also require Tenant and Landlord to use reasonable efforts to notify each other if they make alterations to the leased Property that might impact accessibility under federal and state disability access laws. [See Section 6 of the Lease.] Tenant may wish to review those provisions with Tenant’s attorney prior to entering this Lease to make sure that Tenant understands its obligations under the Lease.
[Signature Page Follows]
By signing below Tenant confirms that it has read and understood this Disability Access Obligations Notice.

“Landlord”:	140 Partners, L.P.,
a California limited partnership
By Ou Interests, Inc., dba Group I, general partner
By:
Joy Ou, Its President

Execution Date: ___________________, 2015

“Tenant”:	Skullcandy, Inc., a Delaware corporation

By:
Name:
Its:
Execution Date: ___________________, 2015